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As filed with the Securities and Exchange Commission on November 2, 2004

Registration No. 333-119549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

JETBLUE AIRWAYS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard
Forest Hills, New York 11375
(718) 709-3026
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James G. Hnat
General Counsel
118-29 Queens Boulevard
Forest Hills, New York 11375
(718) 709-3026
(Name, address, including zip code, and telephone number, including area code, of agent for service or process)

With a copy to:
Richard F. Langan, Jr. Bruce E. Rosenthal Nixon Peabody LLP 437 Madison Avenue New York, New York 10022 (212) 940-3000	Ronald Scheinberg Vedder, Price, Kaufman & Kammholz, P.C. 805 Third Avenue New York, New York 10022-75 (212) 407-7700	Ji Hoon Hong Joel S. Klaperman Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made under Rule 434, please check the following box.    ☐

        Pursuant to Rule 429 under the Securities Act of 1933, the prospectuses contained in this registration statement relate to the $681,004,000 amount of securities registered hereby and to the remaining unsold $318,996,000 amount of securities previously registered by the Registrant pursuant to Registration Statement on Form S-3 (No. 333-109546). As such, this registration statement constitutes Post-Effective Amendment No. 1 to the previously filed Registration Statement on Form S-3 (No. 333-109546).

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective time until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This registration statement consists of two separate prospectuses. The first prospectus relates to the offer and sale from time to time by JetBlue of common stock, preferred stock and debt securities, and the second prospectus relates to the offer and sale from time to time by JetBlue of pass through certificates.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Issued November 2, 2004

PROSPECTUS

$1,000,000,000

        We may offer, from time to time, together or separately, up to $1,000,000,000 aggregate amount, or the equivalent in one or more foreign currencies or currency units, of:

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  Common Stock

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  Preferred Stock

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  Debt Securities

        We may offer the securities in one or more series, in amounts, at prices and on terms determined at the time of offering. We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus.

        You should read this prospectus and any prospectus supplement carefully before you purchase any of our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        We may sell the securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from such sales will be set forth in the prospectus supplement.

        Our common stock is traded on the Nasdaq National Market under the symbol "JBLU." On November 1, 2004, the reported last sale price of our common stock on the Nasdaq National Market was $22.31 per share. Neither the preferred stock nor the debt securities are currently publicly traded.

  Investing in our securities involves risks. See "Risk Factors" beginning on page 3.

  The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                , 2004

IMPORTANT NOTICE TO READERS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $1,000,000,000 in the aggregate. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in our securities. See "Where You Can Find More Information" for more information.

        You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

        In this prospectus, we use the terms "JetBlue," "we," "us" and "our" to refer to JetBlue Airways Corporation.

        JETBLUE and JETBLUE AIRWAYS are registered service marks of JetBlue Airways Corporation in the United States and other countries. This prospectus also contains trademarks and tradenames of other companies.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        Statements in this prospectus and in documents incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management's beliefs and assumptions concerning future events. When used in this prospectus and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations, beliefs, intentions or future strategies that are signified by the words "expects", "anticipates", "intends", "believes", "plans" or similar language. These forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results and the timing of certain events to differ materially from those expressed in the forward-looking statements. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year. Although these expectations may change, we may not inform you if they do. Our policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter.

        You should understand that many important factors, in addition to those discussed or incorporated by reference in this prospectus, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include those described in this prospectus under "Risk Factors." In light of these risks and uncertainties, the forward-looking events discussed or incorporated by reference in this prospectus might not occur.

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PROSPECTUS SUMMARY

        This summary highlights selected information about our company and a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the particular securities we will offer, you should read carefully this entire prospectus, including the "Risk Factors" section, the applicable prospectus supplement for such securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information in this prospectus by reference.

JetBlue Airways

        JetBlue Airways Corporation is a low-fare, low-cost passenger airline that provides high-quality customer service primarily on point-to-point routes. We focus on serving markets that previously were underserved and/or large metropolitan areas that have high average fares. We have a geographically diversified flight schedule that includes both short-haul and long-haul routes. We intend to maintain a disciplined growth strategy by increasing frequency on our existing routes and entering new markets.

        We commenced service in February 2000 and established our primary base of operations at New York's John F. Kennedy International Airport, or JFK. In August 2001, we began service at our West Coast base of operations, Long Beach Municipal Airport, which serves the Los Angeles area. JetBlue is the 11th largest passenger carrier in the United States based on revenue passenger miles for the year ended December 31, 2003.

        We have an experienced management team and a strong company culture with a productive and incentivized workforce that strives to offer high-quality customer service, while at the same time operating efficiently and keeping costs low. We have low operating costs, in part because of our high daily aircraft utilization and low distribution costs. Our widely available low fares are designed to stimulate demand and we have demonstrated our ability to increase passenger traffic in the markets we serve. In addition, we offer our customers a differentiated product, including new aircraft, low fares, leather seats, free LiveTV (a satellite TV service with programming provided by DIRECTV®) at every seat, pre-assigned seating and reliable operating performance. We continue to improve our customers' flying experience by increasing the total number of LiveTV channels from 24 to 36 and by adding movie channel offerings from News Corporation's Fox Entertainment Group to all of our aircraft. In 2005, we plan to add XM Satellite Radio to our in-flight entertainment offerings.

        JetBlue was incorporated in Delaware in August 1998. Our principal executive offices are located at 118-29 Queens Boulevard, Forest Hills, New York 11375 and our telephone number is (718) 286-7900. Our website address is http://investor.jetblue.com. Information contained on our website is not a prospectus and does not constitute part of this prospectus.

The Securities We May Offer

        We may use this prospectus to offer up to $1,000,000,000 of common stock, preferred stock and debt securities, in one or more offerings and in any combination. If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. A prospectus supplement, which we will provide each time we offer securities, will describe the specific types, amounts, prices and detailed terms of any of these offered securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

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        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

        We may offer shares of our common stock either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock we may issue in the future. Currently, we do not pay any dividends. Each holder of our common stock is entitled to one vote per share. Holders of our common stock have no preemptive rights.

Preferred Stock

        We may issue shares of preferred stock in one or more classes or series. Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions at the time of sale. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby.

Debt Securities

        We may issue debt securities under an indenture to be entered between us and, unless otherwise indicated in the applicable prospectus supplement, Wilmington Trust Company, as trustee. A form of the indenture is included as an exhibit to the registration statement of which this prospectus is a part. The indenture does not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. Unless otherwise provided in the applicable prospectus supplement, the debt securities will be unsecured obligations of ours and will rank equally and ratably with our other unsecured obligations. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities being offered thereby.

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RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Additional risks, including those that relate to any particular securities that we will offer, will be included in the applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read "Special Note About Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to JetBlue

  If we fail to successfully implement our growth strategy, our business could be harmed.

        Our growth strategy involves increasing the frequency of flights to markets we currently serve, expanding the number of markets served and increasing flight connection opportunities. Achieving our growth strategy is critical in order for our business to achieve economies of scale and to sustain or increase our profitability. Increasing the number of markets we serve depends on our ability to access suitable airports located in our targeted geographic markets in a manner that is consistent with our cost strategy. We will also need to obtain additional gates at some of our existing destinations. Any condition that would deny, limit or delay our access to airports we seek to serve in the future will constrain our ability to grow. Opening new markets requires us to commit a substantial amount of resources, even before the new services commence. Expansion is also dependent upon our ability to maintain a safe and secure operation and will require additional personnel, equipment and facilities as well as obtaining approval from the Department of Transportation, or DOT, and the Federal Aviation Administration, or FAA, to operate more than the 70 aircraft which we are currently allowed to operate.

        An inability to hire and retain personnel, timely secure the required equipment and facilities in a cost-effective manner, efficiently operate our expanded facilities, or obtain the necessary regulatory approvals may adversely affect our ability to achieve our growth strategy. In addition, our competitors have often chosen to add service, reduce their fares and/or offer special promotions following our entry into a new market. We cannot assure you that we will be able to successfully expand our existing markets or establish new markets in this increased competitive environment, and if we fail to do so our business could be harmed.

        Expansion of our markets and services may also strain our existing management resources and operational, financial and management information systems to the point that they may no longer be adequate to support our operations, requiring us to make significant expenditures in these areas. We expect that we will need to develop further financial, operational and management reporting systems and procedures to accommodate future growth. While we believe our current systems and procedures are adequate, we cannot assure you that we will be able to develop such additional systems or procedures to accommodate our future expansion on a timely basis, and the failure to do so could harm our business.

  We operate in an extremely competitive industry.

        We currently compete with other airlines on all of our routes. Many of these airlines are larger and have greater financial resources and name recognition or lower operating costs than we do. Several of these competitors have chosen to add service in some of our markets following our entry. As we expand our fleet, the extremely competitive nature of the airline industry could prevent us from

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attaining the level of passenger traffic required to maintain profitable operations in new markets and impede our growth strategy, which would harm our business.

        The airline industry also encounters extensive price competition and is characterized by low profit margins and high fixed costs. Our ability to meet this price competition depends on, among other things, our ability to operate at costs equal to or lower than our competitors. Price competition occurs through price discounting, fare matching, targeted sale promotions or frequent flyer travel initiatives, all of which are usually matched by other airlines in order to maintain their level of passenger traffic. A relatively small change in pricing or in passenger traffic due to other airlines' competitive actions could have a disproportionate effect on an airline's operating and financial results. Unanticipated shortfalls in expected revenues as a result of price competition would negatively impact our financial results and harm our business.

        We have a significant amount of fixed obligations and we will incur significantly more fixed obligations, which could harm our ability to meet our growth strategy and impair our ability to service our fixed obligations, including any debt securities issued pursuant to this prospectus.

        As of September 30, 2004, our debt of $1.40 billion accounted for 65.0% of our total capitalization. Most of our long-term and short-term debt has floating interest rates. In addition to long-term debt, we have a significant amount of other fixed obligations under operating leases related to our aircraft, airport terminal space, other airport facilities and office space. As of September 30, 2004, future minimum lease payments under noncancelable operating leases with initial or remaining terms in excess of one year were approximately $436 million for 2004 through 2008 and an aggregate of $618 million for the years thereafter.

        As of September 30, 2004, we had commitments of approximately $7.42 billion to purchase 219 additional aircraft and other flight equipment over the next eight years, including estimated amounts for contractual price escalations. We have commenced construction of a hangar at JFK and a training facility and hangar in Orlando, Florida and plan to construct a new terminal at JFK. We will incur additional debt and other fixed obligations as we take delivery of new aircraft and other equipment and continue to expand into new markets. We typically finance our aircraft through either secured debt or lease financing. Although we believe that debt and/or lease financing should be available for our aircraft deliveries, we cannot assure you that we will be able to secure such financing on terms acceptable to us or at all.

        Our high level of debt and other fixed obligations could:

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  impact our ability to obtain additional financing to support capital expansion plans and for working capital and other purposes on acceptable terms or at all;

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  divert substantial cash flow from our operations and expansion plans in order to service our fixed obligations;

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  require us to incur significantly more interest or rent expense than we currently do, since most of our debt has floating interest rates and five of our aircraft leases have variable-rate rent; and

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  place us at a possible competitive disadvantage compared to less leveraged competitors and competitors that have better access to capital resources.

        Our ability to make scheduled payments on our debt and other fixed obligations, including any debt securities issued pursuant to this prospectus, will depend on our future operating performance and cash flow, which in turn will depend on prevailing economic and political conditions and financial, competitive, regulatory, business and other factors, many of which are beyond our control. We cannot assure you that we will be able to generate sufficient cash flow from our operations to pay our debt and other fixed obligations as they become due, and if we fail to do so our business could be harmed. If we are unable to make payments on our debt and other fixed obligations, including any debt

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securities issued pursuant to this prospectus, we could be forced to renegotiate those obligations or obtain additional equity or debt financing. To the extent we finance our activities with additional debt, we may become subject to financial and other covenants that may restrict our ability to pursue our growth strategy. We cannot assure you that our renegotiation efforts would be successful or timely or that we could refinance our obligations on acceptable terms, if at all.

  Our maintenance costs will increase as our fleet ages.

        Because the average age of our aircraft is approximately 2.2 years, our aircraft require less maintenance now than they will in the future. We have incurred lower maintenance expenses because most of the parts on our aircraft are under multi-year warranties. Our maintenance costs will increase significantly, both on an absolute basis and as a percentage of our operating expenses, as our fleet ages and these warranties expire.

        If we are unable to attract and retain qualified personnel at reasonable costs or fail to maintain our company culture, our business could be harmed.

        Our business is labor intensive, with labor costs representing approximately one-third of our operating expenses. We expect salaries, wages and benefits to increase on a gross basis and these costs could increase as a percentage of our overall costs. Since we compete against the major U.S. airlines for pilots, mechanics and other skilled labor and many of them offer wage and benefit packages that exceed ours, we may be required to increase wages and/or benefits in order to attract and retain qualified personnel or risk considerable employee turnover. If we are unable to hire, train and retain qualified employees at a reasonable cost, our business could be harmed and we may be unable to complete our expansion plans.

        In addition, as we hire more people and grow, we believe it may be increasingly challenging to continue to hire people who will maintain our company culture. One of our principal competitive strengths is our service-oriented company culture that emphasizes friendly, helpful, team-oriented and customer-focused employees. Our company culture is important to providing high quality customer service and having a productive workforce that helps keep our costs low. As we grow, we may be unable to identify, hire or retain enough people who meet the above criteria, and our company culture could otherwise be adversely affected by our growing operations and geographic diversity. If we fail to maintain the strength of our company culture, our competitive ability and our business may be harmed.

        If we fail to successfully take delivery of, place into service and integrate into our operations the new Embraer E190 aircraft we agreed to purchase, our business could be harmed.

        In June 2003, we placed an order for 100 new Embraer E190 jet aircraft, with options for an additional 100 new aircraft. Acquisition of an all-new type of aircraft, such as the Embraer E190, involves a variety of risks relating to its ability to be successfully placed into service, including:

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  difficulties or delays in obtaining the necessary certification from the Brazilian aviation regulatory authority and validation from the FAA as to the aircraft's airworthiness;

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  delays in meeting the agreed upon aircraft delivery schedule;

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  difficulties in obtaining financing on acceptable terms to complete our purchase of all of the firmly ordered aircraft;

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  inability of the aircraft and all of its components to comply with agreed upon specifications and performance standards; and

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  difficulties in outfitting the aircraft with LiveTV.

        In addition, we also face risks in integrating a second type of aircraft into our existing infrastructure and operations, including, among other things, the additional costs, resources and time

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needed to hire and train new pilots, technicians and other skilled support personnel. If we fail to successfully take delivery of, place into service and integrate into our operations the new Embraer E190 aircraft, our business could be harmed.

        We rely on maintaining a high daily aircraft utilization rate to keep our costs low, which makes us especially vulnerable to delays.

        One of our key competitive strengths is to maintain a high daily aircraft utilization rate, which is the amount of time that our aircraft spend in the air carrying passengers. High daily aircraft utilization allows us to generate more revenue from our aircraft and is achieved in part by reducing turnaround times at airports so we can fly more hours on average in a day. The expansion of our business to include new destinations, more frequent flights on current routes and expanded facilities could increase the risk of delays. Aircraft utilization is reduced by delays and cancellations from various factors, many of which are beyond our control, including adverse weather conditions, security requirements, air traffic congestion and unscheduled maintenance. Reduced aircraft utilization may limit our ability to achieve and maintain profitability as well as lead to customer dissatisfaction.

        Our business is highly dependent on the New York market and increases in competition or a reduction in demand for air travel in this market would harm our business.

        Our growth has focused on adding flights to and from our primary base of operations at JFK in New York City. JFK is an airport that has traditionally attracted considerably less attention from our competitors for domestic flight activity than either LaGuardia Airport or Newark International Airport because of an industry perception that JFK is primarily an international airport and that the commuting distance from Manhattan to JFK is too far to attract domestic travelers. We disagreed with this perception of JFK and believe that the operational efficiencies associated with conducting our principal base of operations from JFK has contributed to our profitability. As of September 30, 2004, approximately 75% of our daily flights had JFK as either their destination or origin. As a result, we remain highly dependent upon the New York market.

        In response to our positive experience at JFK, other airlines have increased their presence at the airport with a greater emphasis on low-fare domestic travel. As gates become available, other airlines which do not currently have a presence at JFK could petition the DOT for slot exemptions at JFK as we did or purchase or lease slots from other airlines. An increase in the amount of direct competition we face at JFK, LaGuardia or Newark, or an increase in congestion and delays at JFK could harm our business.

        Our business would also be harmed by any circumstances causing a reduction in demand for air transportation in the New York metropolitan area, such as adverse changes in local economic conditions, negative public perception of the city, additional terrorist attacks or significant price increases linked to increases in airport access costs and fees imposed on passengers.

        We may be subject to unionization, work stoppages, slowdowns or increased labor costs.

        Unlike most airlines, we have a non-union workforce. If our employees unionize, it could result in demands that may increase our operating expenses and adversely affect our profitability. Each of our different employee groups could unionize at any time and require separate collective bargaining agreements. If any group of our employees were to unionize and we were unable to reach agreement on the terms of their collective bargaining agreement or we were to experience widespread employee dissatisfaction, we could be subject to work slowdowns or stoppages. In addition, we may be subject to disruptions by organized labor groups protesting our non-union status. Any of these events would be disruptive to our operations and could harm our business.

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  Our results of operations will fluctuate.

        We expect our quarterly operating results to fluctuate due to changes in aircraft fuel and security costs as well as to the timing and amount of maintenance and advertising expenditures. Seasonality also impacts our operations, with high vacation and leisure demand occurring on the Florida routes between October and April and on our western routes during the summer. Actions of our competitors may also contribute to fluctuations in our results. We are more susceptible to adverse weather conditions, including snow storms and hurricanes, as a result of our operations being concentrated on the East Coast, than are some of our competitors. As we enter new markets, we could be subject to additional seasonal variations along with any potential competitive responses to our entry by other airlines. As a result of these factors, quarter-to-quarter comparisons of our operating results may not be a good indicator of our future performance. In addition, it is possible that in any future quarter our operating results could be below the expectations of investors and any published reports or analyses regarding JetBlue. In that event, the price of our common stock could decline, perhaps substantially.

        We are subject to the risks of having a limited number of suppliers for our aircraft, our engines and a key component of our in-flight entertainment system.

        To date, one of the elements of our business strategy has been to operate only one type of aircraft equipped with one type of engine. Our current dependence on a single type of aircraft and engine for all of our flights makes us particularly vulnerable to any problems associated with the Airbus A320 or the IAE International Aero Engines V2527-A5 engine, including design defects, mechanical problems, contractual performance by the manufacturers, or adverse perception by the public that would result in customer avoidance or in actions by the FAA resulting in an inability to operate our aircraft. Carriers that operate a more diversified fleet are better positioned than we are to manage such events. While our recent decision to acquire a new fleet of Embraer E190 aircraft may lessen our exposure to this risk, we will likely also become subject to similar sets of risks after we begin to take delivery of these aircraft in 2005.

        One of the unique features of our fleet is that every seat in each of our aircraft is equipped with free LiveTV. An integral component of the system is the antenna, which is supplied to us by EMS Technologies, Inc. If EMS were to stop supplying us with its antennas for any reason, we would have to incur significant costs to procure an alternate supplier.

        We rely heavily on automated systems to operate our business and any failure of these systems could harm our business.

        We depend on automated systems to operate our business, including our computerized airline reservation system, our telecommunication systems and our website. Unlike many other airlines, which issue traditional paper tickets to some of their passengers, we issue only electronic tickets. Our website and reservation system must be able to accommodate a high volume of traffic and deliver important flight information. Substantial or repeated website, reservations system or telecommunication systems failures could reduce the attractiveness of our services and could cause our customers to purchase tickets from another airline. Any disruption in these systems could result in the loss of important data, increase our expenses and generally harm our business.

  Our business could be harmed if we lose the services of our key personnel.

        Our business depends upon the efforts of our Chief Executive Officer, David Neeleman, our President and Chief Operating Officer, David Barger, and a small number of management and operating personnel. We maintain key-man life insurance on Messrs. Neeleman and Barger, which may not be sufficient to cover the costs of recruiting and hiring a replacement chief executive officer or president, much less the loss of their services. We may have difficulty replacing management or other

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key personnel who leave and, therefore, the loss of the services of any of these individuals could harm our business.

        Our lack of an established line of credit or borrowing facility makes us highly dependent upon our operating cash flows.

        We have no lines of credit, other than a short-term borrowing facility for certain aircraft predelivery deposits, and rely primarily on operating cash flows to provide working capital. Unless we secure a line of credit, borrowing facility or equity financing, we will be dependent upon our operating cash flows to fund our operations and to make scheduled payments on our debt and other fixed obligations. If we fail to generate sufficient funds from operations to meet these cash requirements or are unable to secure a line of credit, other borrowing facility or equity financing, we could default on our debt and other fixed obligations.

        We could be subject to liability arising from claims or other actions relating to our handling of customer data.

        Through our computerized reservation system, we are provided with and maintain data regarding our customers and their travel itineraries. Various federal and state laws and regulations impose limitations on the dissemination of that information by us. In addition, we have adopted a privacy policy concerning our customer information gathering and dissemination practices, including the protection of financial and personal information collected on our website.

        Beginning in September 2003, several lawsuits were commenced against us alleging various causes of action, including fraudulent misrepresentation, breach of contract, violation of privacy rights, as well as violations of consumer protection statutes and federal electronic communications laws. These claims arose out of our providing access to limited customer data to a government contractor in connection with a test project for military base security. Since the lawsuits are in the preliminary stages, we are unable to determine the impact they may have upon us.

        Our reputation and financial results could be harmed in the event of an accident or incident involving our aircraft.

        An accident or incident involving one of our aircraft, or an aircraft containing LiveTV equipment, could involve significant potential claims of injured passengers or others in addition to repair or replacement of a damaged aircraft and its consequential temporary or permanent loss from service. We are required by the DOT to carry liability insurance. Although we believe we currently maintain liability insurance in amounts and of the type generally consistent with industry practice, the amount of such coverage may not be adequate and we may be forced to bear substantial losses from an accident. Substantial claims resulting from an accident in excess of our related insurance coverage would harm our business and financial results. Moreover, any aircraft accident or incident, even if fully insured, could cause a public perception that we are less safe or reliable than other airlines, which would harm our business.

        Our employment agreements with our FAA-licensed personnel provide that we can terminate these employees only for cause and, as a result, it may be difficult to reduce our labor costs during an economic downturn, which could harm our business.

        Our employment agreements with our FAA-licensed personnel, including pilots, technicians and dispatchers, provide that these employees can be terminated only for cause. Each employment agreement is for a term of five years and automatically renews for an additional five-year term unless either the employee or we elect not to renew it by giving notice at least 90 days before the end of the relevant term. In the event of a downturn in our business, we are obligated to pay these employees a significant portion of their income and to continue their benefits if they do not obtain other aviation

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employment. As a result, it may be difficult for us to reduce our labor costs during an economic downturn, and our inability to do so could harm our business.

Risks Associated with the Airline Industry

        The airline industry has incurred significant losses resulting in airline restructurings and bankruptcies, which could result in changes in our industry.

        As a result of slower general economic conditions, the lingering impact of the 2001 terrorist attacks and military action in Iraq, the airline industry has experienced a decline in demand which has resulted in record financial losses. In response to the adverse financial results the industry has experienced, most airlines have taken actions in an effort to reduce losses, such as reducing capacity and rationalizing fleet types, furloughing or terminating employees, limiting service offerings, renegotiating or attempting to renegotiate labor contracts and reconfiguring flight schedules, as well as other efficiency and cost-cutting measures. Some airlines have reexamined their traditional business models and have created or plan to launch their own low-fare operations. Despite these actions, financial losses have continued into 2004 and it is foreseeable that further airline reorganizations, bankruptcies or consolidations may occur, the effects of which we are unable to predict. Even with these conditions, the airline industry has continued to add or restore capacity. We cannot assure you that the occurrence of these events, or potential changes resulting from these events, will not harm our business or the industry.

        A future act of terrorism, the threat of such acts or escalation of U.S. military involvement overseas could adversely affect our industry.

        Even if not directed at the airline industry, a future act of terrorism, the threat of such acts or escalation of U.S. military involvement overseas could have an adverse effect on the airline industry. In the event of a terrorist attack, the industry would likely experience significantly reduced demand. We cannot assure you that these actions, or consequences resulting from these actions, will not harm our business or the industry.

  Continued high fuel costs would harm our business.

        Fuel costs constitute a substantial portion of our total operating expenses. There have been significant increases in fuel costs and continued high fuel costs or further increases would harm our financial condition and results of operations. Historically, fuel costs have been subject to wide price fluctuations based on geopolitical issues and supply and demand. Fuel availability is also subject to periods of market surplus and shortage and is affected by demand for both home heating oil and gasoline. Because of the effect of these events on the price and availability of fuel, the cost and future availability of fuel cannot be predicted with any degree of certainty. In the event of a fuel supply shortage, further increased fuel prices or the curtailment of scheduled service could result. Some of our competitors may have more leverage than we do in obtaining fuel. In addition, although we utilize a fuel hedging program, under which we enter into crude oil option contracts and swap agreements to partially protect against significant increases in fuel prices, our fuel hedging program does not completely protect us against ordinary course price increases and is limited in fuel volume and duration.

        Changes in government regulations imposing additional requirements and restrictions on our operations could increase our operating costs and result in service delays and disruptions.

        Airlines are subject to extensive regulatory and legal requirements, both domestically and internationally, that involve significant compliance costs. In the last several years, Congress has passed laws, and the DOT, FAA and the Transportation Security Administration, or TSA, have issued regulations relating to the operation of airlines that have required significant expenditures. We expect

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to continue to incur expenses in connection with complying with government regulations. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce the demand for air travel. If adopted, these measures could have the effect of raising ticket prices, reducing revenue and increasing costs. We cannot assure you that these and other laws or regulations enacted in the future will not harm our business.

  Our insurance costs have increased substantially and further increases could harm our business.

        The U.S. government provides coverage to domestic airlines for liabilities from claims resulting from acts of terrorism, war or similar events via authority granted to it under the Homeland Security Act of 2002. The Emergency Wartime Supplemental Appropriations Act of 2003 required the government to extend these policies through August 2004 and such coverage has been further extended through December 31, 2004. JetBlue has elected this coverage, with our current policies in effect until December 31, 2004. It is expected that should the government stop providing war risk coverage to the airline industry, the premiums charged by commercial aviation insurers for this coverage will be substantially higher than the premiums currently charged by the government. Significant increases in insurance premiums could harm our financial condition and results of operations. Additionally, the coverage that would be provided by these commercial aviation insurers could have substantially less desirable terms and might not be adequate to protect our risk of loss from future acts of terrorism.

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USE OF PROCEEDS

        Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereunder to fund working capital and capital expenditures, including capital expenditures related to the purchase of aircraft and construction of facilities on or near airports. Pending the use of such net proceeds, we intend to invest these funds in investment-grade, short-term interest bearing securities.

DIVIDEND POLICY

        We have not declared or paid any dividends on our common stock since our inception and do not intend to pay any dividends on our common stock in the foreseeable future. We currently intend to retain our future earnings, if any, to finance the further expansion and continued growth of our business.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. For purposes of calculating this ratio, earnings consist of income (loss) before income taxes, plus fixed charges, less capitalized interest. Fixed charges include interest expense and the portion of rent expense representative of the interest factor.

Year Ended December 31,					Nine Months Ended September 30,
1999(1)	2000(1)	2001	2002	2003	2004
—	—	1.9x	2.7x	3.2x	1.9x

(1)
Earnings were inadequate to cover fixed charges by $14.2 million and $26.0 million for the years ended December 31, 1999 and 2000, respectively.

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DESCRIPTION OF COMMON AND PREFERRED STOCK

        The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, amended and restated bylaws, amended and restated registration rights agreement and stockholder rights agreement that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our amended and restated certificate of incorporation, amended and restated bylaws, amended and restated registration rights agreement and stockholder rights agreement.

Authorized Capitalization

        As of the date of this prospectus, our capital structure consists of 500,000,000 authorized shares of common stock, par value $.01 per share, and 25,000,000 shares of undesignated preferred stock, par value $.01 per share. As of September 30, 2004, an aggregate of 103,602,879 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

        The holders of our common stock are entitled to such dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders, subject to the restrictions described below under the caption "Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws—Limited Voting by Foreign Owners."

        Our amended and restated certificate of incorporation does not provide for cumulative voting in connection with the election of directors. Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present. No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future.

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of the holders of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are, and the shares of common stock offered by this prospectus as well as the shares issuable upon the conversion of our outstanding 3 1/2% convertible notes due 2033 and upon the conversion of any preferred stock or debt securities offered pursuant to this prospectus, when issued and paid for, will be, fully paid and non-assessable.

Preferred Stock

        No shares of our preferred stock are currently outstanding. Under our amended and restated certificate of incorporation, our board of directors, without further action by our stockholders, is authorized to issue up to 25,000,000 shares of preferred stock in one or more classes or series. The board may fix or alter the rights, preferences and privileges of the preferred stock, along with any

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limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company.

Registration Rights

        We have entered into an amended and restated registration rights agreement with some of the holders of our common stock, including holders of common stock issued upon the conversion of preferred stock immediately following our initial public offering in April 2002, entitling these holders to registration rights with respect to their shares. Any group of holders of at least 60% of the securities with registration rights can require us to register all or part of their shares at any time after October 11, 2002, so long as the thresholds in the amended and restated registration rights agreement are met with respect to the amount of securities to be sold. After we have completed two such registrations we are no longer subject to these demand registration rights. In addition, holders of the securities with registration rights may also require us to include their shares in future registration statements that we file, subject to cutback at the option of the underwriters of such an offering. Subject to our eligibility to do so, holders of at least 60% of registrable securities may also require us, twice in any 12 month period and a total of three times, to register their shares with the Securities and Exchange Commission on Form S-3. Upon any of these registrations, these shares will be freely tradable in the public market without restriction.

        As of July 10, 2003 (which was one year and 90 days after the registration statement for our initial public offering was declared effective), those stockholders party to the amended and restated registration rights agreement who, together with their affiliates, held less than two percent of our issued and outstanding shares of common stock, ceased to have any registration rights under the agreement with respect to their shares. They may continue, however, to sell their shares pursuant to Rule 144 under the Securities Act of 1933, as amended.

        Any of the terms and provisions of the amended and restated registration rights agreement may be modified, amended or waived pursuant to a written agreement signed by us, the stockholders party to the agreement holding at least 66 2/3% of the common stock held by all such stockholders and our management stockholders party to the agreement holding at least a majority of the common stock held by all such management stockholders, provided that such amendment, modification or waiver does not disproportionately affect any stockholder that is a party to the agreement. Accordingly, on October 4, 2004, we entered into a waiver and amendment to the amended and restated registration rights agreement pursuant to which the requisite stockholders party to the agreement waived their demand registration rights in connection with any offering pursuant to this prospectus and agreed that no registration rights otherwise available to holders under the agreement were exercisable with respect to any such offering.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Effect of Delaware Anti-Takeover Statute.    We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at anytime within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions.    Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

        Classified Board of Directors.    Our amended and restated certificate of incorporation and amended and restated bylaws provide for our board to be divided into three classes of directors serving staggered, three year terms. The classification of the board has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board of directors.

        Supermajority Voting.    Our amended and restated certificate of incorporation requires the approval of the holders of at least 66 2/3% of our combined voting power to effect certain amendments to our amended and restated certificate of incorporation. Our amended and restated bylaws may be amended by either a majority of the board of directors, or the holders of 66 2/3% of our voting stock.

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        Authorized but Unissued or Undesignated Capital Stock.    Our authorized capital stock consists of 500,000,000 shares of common stock and 25,000,000 shares of preferred stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, our amended and restated certificate of incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of director's authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

        Special Meetings of Stockholders.    Our amended and restated bylaws provide that special meetings of our stockholders may be called only by our board of directors, by our Chairman of the board of directors or by our Chief Executive Officer.

        No Stockholder Action by Written Consent.    Our amended and restated certificate of incorporation and amended and restated bylaws provide that an action required or permitted to be taken at any annual or special meeting of our stockholders may be taken only at a duly called annual or special meeting of stockholders. This provision prevents stockholders from initiating or effecting any action by written consent, and thereby taking actions opposed by the board.

        Notice Procedures.    Our amended and restated bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended and restated certificate of incorporation or amended and restated bylaws. These procedures provide that notice of such stockholder proposals must be timely given in writing to our Secretary prior to the meeting. Generally, to be timely, notice must be received at our principal executive offices not less than 150 days prior to the meeting. The notice must contain certain information specified in the amended and restated bylaws.

        Other Anti-Takeover Provisions.    Our 2002 Stock Incentive Plan, or 2002 Plan, contains provisions which may have the effect of discouraging, delaying or preventing a change in control or unsolicited acquisition proposals. In the event that we are acquired by a merger, a sale by our stockholders of more than 50% of our outstanding voting stock or a sale of all or substantially all of our assets, each outstanding option under the discretionary option grant program under our 2002 Plan that (i) will not be assumed by the successor corporation or otherwise continued in effect, (ii) will not be replaced with a cash incentive program of a successor corporation of the type described in the 2002 Plan, or (iii) will not otherwise be precluded based on other limitations imposed at the time such option was granted, will automatically accelerate in full, and all unvested shares under the discretionary option grant and stock issuance programs will immediately vest, except to the extent (a) our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continue in effect, or (b) accelerated vesting otherwise is precluded by other limitations imposed at the time of grant. However, our compensation committee will have complete discretion to structure any or all of the options under the discretionary option grant program so those options will immediately vest in the event we are acquired, whether or not those options are assumed by the successor corporation or otherwise continued in effect. Alternatively, our compensation committee may condition such accelerated vesting upon the subsequent termination of the optionee's service with us or the acquiring entity. The vesting of outstanding shares or share rights under the stock issuance program may also be accelerated upon similar terms and conditions.

        Our compensation committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will vest in connection with a hostile takeover, whether

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accomplished through a tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections for board membership. Such accelerated vesting may occur either at the time of such hostile takeover or upon the subsequent termination of the individual's service. The vesting of outstanding shares or share rights under the stock issuance program may also be accelerated upon similar terms and conditions.

        All of the options and unvested shares under our predecessor 1999 Stock Option/Stock Issuance Plan, which were transferred to our 2002 Plan immediately following our initial public offering in April 2002, will immediately vest in the event we are acquired by a merger or a sale of substantially all our assets or more than 50% of our outstanding voting stock.

        In addition, should we be acquired by merger or sale of substantially all of our assets or more than 50% of our outstanding voting securities, then all outstanding purchase rights under our crewmember stock purchase plan will be automatically exercised immediately prior to the effective date of the acquisition. The purchase price in effect for each participant will be equal to 85% of the market value per share on the start date of the offering period in which the participant is enrolled at the time the acquisition occurs or, if lower, 85% of the fair market value per share immediately prior to the acquisition.

        Limitation of Director Liability.    Our amended and restated certificate of incorporation and amended and restated bylaws limit the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders to the fullest extent permitted by Delaware law. Specifically, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability:

  •
  for any breach of the directors duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Indemnification Arrangements.    Our amended and restated bylaws provide that our directors and officers shall be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the Delaware General Corporation Law. We have entered into indemnification agreements with each of our directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

        Limited Voting by Foreign Owners.    To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our amended and restated certificate of incorporation and amended and restated bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be owned by persons who are not U.S. citizens. If non-U.S. citizens at any time own more than 25% of our voting stock, the voting rights of the stock in excess of the 25% shall be automatically suspended. Our amended and restated bylaws provide that no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our amended and restated bylaws further provide that no shares of our capital stock will be registered on the foreign stock record if the amount so registered would

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exceed the foreign ownership restrictions imposed by federal law. We are currently in compliance with these ownership restrictions.

Stockholder Rights Agreement

        On February 11, 2002, our board of directors authorized us to enter into a stockholder rights agreement. The following is a summary of the material terms of this agreement. The statements below are only a summary, and we refer you to the stockholder rights agreement, a copy of which is filed as Exhibit 4.3 to our Annual Report on Form 10-K, filed on February 18, 2003. Each statement is qualified in its entirety by such reference.

        Under the stockholder rights agreement, one stockholder right is attached to each share of common stock. The stockholder rights are transferable only with the common stock until they become exercisable, are redeemed or expire.

        Each right entitles the holder to purchase one one-thousandth of a share of our Series A participating preferred stock at an exercise price of $53.33, which gives effect to adjustments for both our December 2002 and November 2003 three-for-two common stock splits, subject to further adjustment. The rights will separate from the common stock upon the earlier of:

  •
  the tenth business day after a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock, such person or group referred to as an "acquiring person," or such later date as determined by our board of directors; and

  •
  the tenth business day after a person or group commences or announces its intent to commence a tender or exchange offer, the consummation of which would result in such person or group becoming an acquiring person.

        The term "acquiring person" expressly excludes Chase New Air Investors (GC), LLC, Quantum Industrial Partner LDC, and the Weston Presidio funds (although the Western Presidio funds are no longer stockholders of our company) and their respective affiliates, unless Chase New Air Investors and the Weston Presidio funds and their respective affiliates beneficially own in the aggregate more than 25% of our outstanding common stock, and in the case of Quantum Industrial Partners LDC, unless Quantum and its affiliates beneficially own in the aggregate more than 30% of our common stock.

        If any person or group becomes an acquiring person, instead of thousandths of shares of preferred stock, each stockholder right, other than any stockholder rights held by the acquiring person or group, will then represent the right to receive upon exercise an amount of common stock having a market value equal to twice the exercise price, subject to certain exceptions.

        If after a person or group becomes an acquiring person, we are acquired in a merger or other business combination or 50% or more of our consolidated assets or earnings power are sold or transferred, each stockholder right will then represent the right to receive upon exercise an amount of common stock of the other party to the merger or other business combination having a value equal to twice the exercise price.

        In addition, at any time after any person or group becomes an acquiring person, but before that person or group becomes the beneficial owner of 50% or more of the outstanding common stock, our board of directors may at its option exchange the stockholder rights, in whole or in part, for common stock at an exchange ratio of one share of common stock per right, subject to adjustment as described in the agreement.

        The exercise price payable, the number of thousandths of shares of preferred stock and the amount of common stock, cash or securities or assets issuable upon exercise of, or exchange for,

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stockholder rights and the number of outstanding rights are subject to adjustment to prevent dilution if certain events occur.

        Our board of directors may redeem the stockholder rights in whole, but not in part, for one cent ($.01) per right, as adjusted to reflect any preferred stock split, stock dividend or similar transaction, at any time before the earlier of April 1, 2012 and the tenth business day after the first date of public announcement that a person or group has become an acquiring person. Unless earlier redeemed by us, exercised or exchanged, the stockholder rights will expire on April 1, 2012.

        Our transfer agent, EquiServe Trust Company, N.A., is the rights agent under the stockholder rights agreement.

        The stockholder rights will not prevent a takeover of us. However, the rights may render an unsolicited takeover of us more difficult or less likely to occur, even though such takeover may offer stockholders opportunity to sell their shares at a price above the prevailing market and/or may be favored by a majority of the stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A.

        The applicable prospectus supplement will specify the transfer agent and registrar for any shares of preferred stock we may offer pursuant to this prospectus.

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DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time in one or more series. The following description summarizes the general terms and provisions of the debt securities that we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

        As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture." An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to an indenture that we will enter into with a trustee, which, unless otherwise indicated in the applicable prospectus supplement, will be Wilmington Trust Company. When we refer to the "indenture" in this prospectus, we are referring to the indenture under which your debt securities are issued, as may be supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture. Second, the trustee performs certain administrative duties for us with respect to the debt securities.

        Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. This summary is not complete. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. If we refer to particular provisions in the indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the indenture and any supplement thereto that are applicable to you because the indenture, and not this section, defines your rights as a holder of debt securities. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

General Terms of Debt Securities

        Unless otherwise provided in any applicable prospectus supplement, the debt securities offered hereby will be unsecured obligations of JetBlue and will be either our senior unsecured obligations issued in one or more series and referred to herein as the "senior debt securities," or our subordinated unsecured obligations issued in one or more series and referred to herein as the "subordinated debt securities." The senior debt securities will rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt securities and all of our other senior indebtedness, as described below under "—Subordination Provisions."

        The indenture contains covenants with respect to the following matters:

  •
  payment of principal, premium, if any, and interest;

  •
  maintenance of an office or agency in each place of payment;

  •
  arrangements regarding the handling of money held in trust;

  •
  maintenance of corporate existence;

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  maintenance of insurance; and

  •
  statement by officers as to default.

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        We may agree to additional covenants for the benefit of one or more series of debt securities, and, if so, these will be described in the applicable prospectus supplement.

        The indenture does not limit the total amount of debt securities that we can issue under it, nor does it limit us from incurring or issuing other unsecured or secured debt. Unless otherwise indicated in the applicable prospectus supplement, the indenture pursuant to which the debt securities are issued will not contain any financial covenants or other provisions that protect you in the event we issue a large amount of debt, or in the event that we are acquired by another entity (including in a highly leveraged transaction).

Specific Terms of Debt Securities

        You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement may include the following, as applicable to the series of debt securities offered thereby:

  •
  the title of the debt securities;

  •
  whether the debt securities will be senior debt securities or subordinated debt securities of JetBlue;

  •
  the aggregate principal amount of the debt securities and whether there is any limit on such aggregate principal amount;

  •
  whether we may reopen the series of debt securities for issuances of additional debt securities of such series;

  •
  the date or dates, or how the date or dates will be determined, when the principal amount of the debt securities will be payable;

  •
  the amount payable upon acceleration of the maturity of the debt securities or how this amount will be determined;

  •
  the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

  •
  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  the date or dates from which any interest will accrue or how such date or dates will be determined;

  •
  the interest payment dates and the record dates for these interest payments;

  •
  whether the debt securities are redeemable at our option;

  •
  whether there are any sinking fund or other provisions that would obligate us to purchase or otherwise redeem the debt securities;

  •
  the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in "certificated" form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations);

  •
  the currency or currencies of the debt securities;

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  •
  whether the amount of payments of principal, premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

  •
  the place or places, if any, other than or in addition to Wilmington, Delaware, for payment, transfer, conversion and/or exchange of the debt securities;

  •
  the denominations in which the offered debt securities will be issued;

  •
  the applicability of the provisions of the indenture described under "defeasance" and any provisions in modification of, in addition to or in lieu of any of these provisions;

  •
  material federal income tax considerations that are specific to the series of debt securities offered;

  •
  any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

  •
  whether the indenture contains any changes or additions to the events of default or covenants described in this prospectus;

  •
  whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions for such conversion or exchange;

  •
  if the debt securities are to be secured, the provisions applicable to such security; and

  •
  any other terms specific to the series of debt securities offered.

Redemption

        If the debt securities are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

  •
  the redemption prices (or method of calculating the same);

  •
  the redemption period (or method of determining the same);

  •
  whether such debt securities are redeemable in whole or in part at our option; and

  •
  any other provisions affecting the redemption of such debt securities.

Conversion and Exchange

        If any series of the debt securities offered are convertible into or exchangeable for shares of our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

  •
  the conversion price or exchange ratio (or method of calculating the same);

  •
  the conversion or exchange period (or method of determining the same);

  •
  whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

  •
  the events requiring an adjustment of the conversion price or the exchange ratio; and

  •
  any other provisions affecting conversion or exchange of such debt securities.

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Form and Denomination of Debt Securities

  Denomination of Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and multiples thereof.

  Registered Form

        We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in "certificated" form. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.

  Bearer Form

        We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices. The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Holders of Registered Debt Securities

  Book-Entry Holders

        We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary's book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

        Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

        As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system, or that holds an interest through a participant in the depositary's book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

  Street Name Holders

        In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in "street name." Debt securities held in street name are registered in the name of a bank, broker or other

22

financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

        For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

  Registered Holders

        Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the registered holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the registered holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.

        For example, once we make a payment or give a notice to the registered holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that registered holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the registered holders, and not the indirect holders, of the debt securities. Whether and how the registered holders contact the indirect holders is up to the registered holders.

        Notwithstanding the above, when we refer to "you" or "your" in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the registered holders or only indirect holders of the debt securities offered. When we refer to "your debt securities" in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

  Special Considerations for Indirect Holders

        If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for its consent, as a registered holder of the debt securities, if ever required;

  •
  if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a registered holder of such debt securities;

  •
  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

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Global Securities

        A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

  Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the registered holder of the debt securities represented by such global security.

        If debt securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under "—Special Situations When a Global Security Will Be Terminated."

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "—Holders of Registered Debt Securities" above.

  •
  An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

  •
  An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investors interest in the debt securities. Neither the trustee nor we have any responsibility for any aspect of the depositary's actions or for the depositary's records of ownership interests in a global security. Additionally, neither the trustee nor we supervise the depositary in any way.

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  •
  DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.

  Special Situations When a Global Security Will Be Terminated

        In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as "certificated" debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. We have described the rights of direct holders and street name holders under "—Holders of Registered Debt Securities" above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.

        The special situations for termination of a global security are as follows:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;

  •
  if we notify the trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

        The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the registered holders of those debt securities.

Form, Exchange and Transfer of Registered Securities

        If we cease to issue registered debt securities in global form, we will issue them:

  •
  only in fully registered certificated form; and

  •
  unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

        Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

        Holders may exchange or transfer their certificated securities at the trustee's office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

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        Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holders proof of legal ownership.

        If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the location of the office through which any transfer agent acts.

        If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

        If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

        On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee's records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on the trustee's records, is also known as the "record date." The record date will usually be about two weeks in advance of the interest due date.

        Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

  Payments on Global Securities

        We will make payments on a global security by wire transfer of immediately available funds directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "—Global Securities" above.

  Payments on Certificated Securities

        We will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee's records, as of the close of business on the record date. We will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee in New York City, New York, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security. All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).

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        Alternatively, if a certificated security has a face amount of at least $10,000,000, and the holder of such certificated security so requests, we will pay any amount that becomes due on such certificated security by wire transfer of immediately available funds to an account specified by the holder at a bank in New York City, New York, on the applicable due date for payment. To request payment by wire transfer, the holder must give appropriate transfer instructions to the trustee or other paying agent at least 15 business days before the requested wire payment is due. In the case of any interest payments, the instructions must be given by the person who is shown on the trustee's records as the holder of the certificated security on the applicable record date. Wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

  Payment When Offices Are Closed

        If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

        Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

        You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

  What Is an Event of Default?

        Unless otherwise specified in the applicable prospectus supplement, the term "Event of Default" with respect to the debt securities offered means any of the following:

  •
  We do not pay the principal of, or any premium on, the debt security on its due date.

  •
  We do not pay interest on the debt security within 30 days of its due date.

  •
  We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date.

  •
  We remain in breach of a covenant with respect to the debt securities for 60 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the debt securities of the affected series.

  •
  We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

  •
  Any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the indenture, occurs.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same indenture or any other indenture.

  Remedies if an Event of Default Occurs

        If an Event of Default has occurred and has not been cured within the applicable time period, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and

27

payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series.

        The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the indenture relating to the duties of the trustee, the trustee is not required to take any action under the indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from expenses and liability (called an "indemnity'). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

        Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

  •
  You must give the trustee written notice that an Event of Default has occurred and remains uncured.

  •
  The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

  •
  The trustee must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity.

  •
  The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.

        Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.

        Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

  •
  the payment of principal, or any premium or interest, on the affected series of debt securities; or

  •
  a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

        Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee, and how to declare or rescind an acceleration of maturity on their debt securities.

        With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.

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Merger or Consolidation

        Unless otherwise specified in the applicable prospectus supplement, the terms of the indenture will generally permit us to consolidate or merge with another entity. We will also be permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

  •
  in the event that we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

  •
  the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

  •
  we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

        There are three types of changes we can make to any indenture and the debt securities issued thereunder.

  Changes Requiring Your Approval

        First, there are changes that we cannot make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the indenture, without your specific approval, we may not:

  •
  change the stated maturity of the principal of, or interest or any additional amounts on, your debt securities;

  •
  reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

  •
  reduce the amount of principal payable upon acceleration of maturity of your debt securities;

  •
  make any change that adversely affects your right to receive payment on, to convert, to exchange or to require us to purchase, as applicable, your debt security in accordance with the terms of the indenture;

  •
  change the place or currency of payment on your debt securities;

  •
  impair your right to sue for payment on your debt securities;

  •
  if your debt securities are subordinated debt securities, modify the subordination provisions in the indenture in a manner that is adverse to you;

  •
  reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the indenture;

  •
  reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults of the indenture;

  •
  modify any other aspect of the provisions of the indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants relating to your debt securities; or

29

  •
  modify any other provisions of the indenture as specified in the applicable prospectus supplement.

  Changes Not Requiring Your Approval

        There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

  Changes Requiring Majority Approval

        Subject to the provisions of the indenture, any other change to, or waiver of, any provision of the indenture and the debt securities issued pursuant thereto would require the following approval:

  •
  If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

  •
  If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose.

  •
  Waiver of our compliance with certain provisions of an indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, voting together as one class for this purpose, in accordance with the terms of such indenture.

        In each case, the required approval must be given in writing.

  Further Details Concerning Voting

        When taking a vote, we will decide the principal amount attributable to the debt securities in the following manner:

  •
  For original issue discount debt securities, we will use the principal amount that would be due and payable on the voting date if the maturity of such debt securities were accelerated to that date because of a default.

  •
  For debt securities for which principal amount is not known (for example, because it is based on an index), we will use the formula described in the prospectus supplement relating to such debt securities.

  •
  For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

        Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust money for their payment in full or their redemption. Debt securities will also not be eligible to vote if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under "—Defeasance—Full Defeasance."

        We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series of debt securities, such vote or action may be taken only by persons shown on the trustee's records as holders of the debt securities of the relevant series on such record date.

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        Book-entry and other indirect holders should consult their banks or brokers for information on how their approval or waiver may be granted or denied if we seek their approval to change or waive the provisions of an indenture or of their debt securities.

Defeasance

        If specified in the applicable prospectus supplement and subject to the provisions of the indenture, we may elect either:

  •
  to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as "covenant defeasance"); or

  •
  to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as "full defeasance").

  Covenant Defeasance

        In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.

        Subject to the provisions of the indenture, to accomplish covenant defeasance with respect to the debt securities offered:

  •
  We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

  •
  No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

  •
  We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

  •
  We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

  •
  We must comply with any additional terms of, conditions to or limitations to covenant defeasance, as set forth in the indenture.

  •
  We must deliver to the trustee of your debt securities an officer's certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the indenture, had been complied with.

        If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment. In fact, if an Event of Default that remained after we accomplish covenant defeasance

31

occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

  Full Defeasance

        If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

        Subject to the provisions of the indenture, in order to accomplish full defeasance with respect to the debt securities offered:

  •
  We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

  •
  No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

  •
  We must deliver to the trustee of your debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

  •
  We must deliver to the trustee a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

  •
  We must comply with any additional terms of, conditions to or limitations to full defeasance, as set forth in the indenture.

  •
  We must deliver to the trustee of your debt securities an officer's certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the indenture, had been complied with.

Subordination Provisions

        Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, as supplemented, in right of payment to the prior payment in full of all of our senior indebtedness. Our obligation to make payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund

32

and interest, if any, on our senior indebtedness has been made or duly provided for in money or money's worth.

        Notwithstanding the foregoing, unless all of our senior indebtedness has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior indebtedness or a person acting on their behalf, to be applied toward the payment of all our senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full. Subject to the payment in full of all our senior indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness.

        By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities. The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture.

        When we refer to "senior indebtedness" in this prospectus, we are referring to the principal of (and premium, if any) and unpaid interest on:

  •
  our indebtedness (including indebtedness of others guaranteed by us), other than subordinated debt securities, whenever created, incurred, assumed or guaranteed, or money borrowed, unless the instrument creating or evidencing such indebtedness or under which such indebtedness is outstanding provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

  •
  renewals, extensions, modifications and refundings of any of such indebtedness.

        If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.

Information Concerning the Trustee

        Unless otherwise indicated in the applicable prospectus supplement, Wilmington Trust Company will be the trustee under the indenture. We may conduct banking and other transactions with the trustee in the ordinary course of business.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

33

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

  •
  through agents to the public or to investors;

  •
  to underwriters for resale to the public or to investors;

  •
  directly to investors; or

  •
  through a combination of any of these methods of sale.

        We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

  •
  the name or names of any agents or underwriters;

  •
  the purchase price of the securities being offered and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges or markets on which such securities may be listed.

Agents

        We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.

Underwriters

        If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter.

Direct Sales

        We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities

34

under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing Of Securities

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq National Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Marking

        Any underwriters who are qualified market markers on The Nasdaq National Market may engage in passive market making transactions in the securities on The Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

        Unless otherwise indicated in a prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for us by Nixon Peabody LLP, New York, New York and for any agents, underwriters or dealers by Shearman & Sterling LLP, New York, New York.

EXPERTS

        The consolidated financial statements and schedule of JetBlue Airways Corporation appearing in JetBlue Airways Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

35

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on February 11, 2004.

  •
  our Current Report on Form 8-K, filed on March 31, 2004.

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on
  April 26, 2004.

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on July 27, 2004.

  •
  our Current Report on Form 8-K, filed on October 8, 2004.

  •
  our Current Report on Form 8-K/A, filed on October 8, 2004.

  •
  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on November 1, 2004.

        All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the common stock offered by this prospectus is sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

JetBlue Airways Corporation
118-29 Queens Boulevard
Forest Hills, New York 11375
Attention: Legal Department
(718) 709-3026

        Documents may also be available on our website at http://investor.jetblue.com. Information contained on our website is not a prospectus and does not constitute part of this prospectus.

36

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Issued November 2, 2004

PROSPECTUS

$1,000,000,000

PASS THROUGH CERTIFICATES

        Pass through trusts formed by JetBlue may offer for sale up to $1,000,000,000 aggregate face amount of pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

  •
  one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction; or

  •
  JetBlue to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

        The pass through certificates will not represent interests in or obligations of JetBlue or any of our affiliates.

        Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or the owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

        The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

        We will provide specific terms of a particular series of pass through certificates in a supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 2.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        , 2004

IMPORTANT NOTICE TO READERS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, up to $1,000,000,000 aggregate face amount of pass through certificates. This prospectus provides you with a general description of pass through certificates that we may offer. Each time that we offer pass through certificates under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the pass through certificates. See "Where You Can Find More Information" for more information.

        You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. This document may be used only in jurisdictions where offers and sales of pass through certificates are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our pass through certificates occurs.

        In this prospectus, we use the terms "JetBlue," "we," "us" and "our" to refer to JetBlue Airways Corporation.

        JETBLUE and JETBLUE AIRWAYS are registered service marks of JetBlue Airways Corporation in the United States and other countries. This prospectus also contains trademarks and tradenames of other companies.

ii

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        Statements in this prospectus and in documents incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management's beliefs and assumptions concerning future events. When used in this prospectus and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations, beliefs, intentions or future strategies that are signified by the words "expects", "anticipates", "intends", "believes", "plans" or similar language. These forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results and the timing of certain events to differ materially from those expressed in the forward-looking statements. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year. Although these expectations may change, we may not inform you if they do. Our policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter.

        You should understand that many important factors, in addition to those discussed or incorporated by reference in this prospectus, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include those described in this prospectus under "Risk Factors." In light of these risks and uncertainties, the forward-looking events discussed or incorporated by reference in this prospectus might not occur.

REPORTS TO PASS THROUGH CERTIFICATEHOLDERS

        The pass through trustee under each pass through trust will provide the certificateholders of such pass through trust with periodic statements concerning the distributions made from that pass through trust. See "Description of the Certificates—Reports to Certificateholders" for a description of these periodic statements.

iii

PROSPECTUS SUMMARY

        This summary highlights selected information about our company and a general description of the pass through certificates we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the particular pass through certificates, you should read carefully this entire prospectus, including the "Risk Factors" section, the applicable prospectus supplement for such pass through certificates and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information in this prospectus by reference.

JetBlue Airways

        JetBlue Airways Corporation is a low-fare, low-cost passenger airline that provides high-quality customer service primarily on point-to-point routes. We focus on serving markets that previously were underserved and/or large metropolitan areas that have had high average fares. We have a geographically diversified flight schedule that includes both short-haul and long-haul routes. We intend to maintain a disciplined growth strategy by increasing frequency on our existing routes and entering new markets.

        We commenced service in February 2000 and established our primary base of operations at New York's John F. Kennedy International Airport, or JFK. In August 2001, we began service at our West Coast base of operations, Long Beach Municipal Airport, which serves the Los Angeles area. JetBlue is the 11th largest passenger carrier in the United States based on revenue passenger miles for the year ended December 31, 2003.

        We have an experienced management team and a strong company culture with a productive and incentivized workforce that strives to offer high-quality customer service, while at the same time operating efficiently and keeping costs low. We have low operating costs, in part because of our high daily aircraft utilization and low distribution costs. Our widely available low fares are designed to stimulate demand and we have demonstrated our ability to increase passenger traffic in the markets we serve. In addition, we offer our customers a differentiated product, including new aircraft, low fares, leather seats, free LiveTV (a satellite TV service with programming provided by DIRECTV®) at every seat, pre-assigned seating and reliable operating performance. We continue to improve our customers' flying experience by increasing the total number of LiveTV channels from 24 to 36 and by adding movie channel offerings from News Corporation's Fox Entertainment Group to all of our aircraft. In 2005, we plan to add XM Satellite Radio to our in-flight entertainment offerings.

        JetBlue was incorporated in Delaware in August 1998. Our principal executive offices are located at 118-29 Queens Boulevard, Forest Hills, New York 11375 and our telephone number is (718) 286-7900. Our website address is http://investor.jetblue.com. Information contained on our website is not a prospectus and does not constitute part of this prospectus.

The Securities We May Offer

        We may use this prospectus to offer up to $1,000,000,000 aggregate face amount of pass through certificates, in one or more offerings. A prospectus supplement, which we will provide each time we offer a series of pass through certificates, will describe the specific types, amounts, prices and detailed terms of such series of pass through certificates and may describe risks associated with an investment in such pass through certificates. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the pass through certificates. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

        The pass through certificates that we will offer are securities that represent fractional undivided interests in certain pass through trusts established to hold promissory notes issued by us or an owner trustee secured by a mortgage on aircraft operated by us and, in the case of promissory notes issued by an owner trustee, by an assignment of an aircraft lease under which we are the lessee.

RISK FACTORS

        An investment in our pass through certificates involves certain risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Additional risks, including those that relate to the particular pass through certificates that we will offer, will be included in the applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our pass through certificates could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read "Special Note About Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to JetBlue

        If we fail to successfully implement our growth strategy, our business could be harmed.

        Our growth strategy involves increasing the frequency of flights to markets we currently serve, expanding the number of markets served and increasing flight connection opportunities. Achieving our growth strategy is critical in order for our business to achieve economies of scale and to sustain or increase our profitability. Increasing the number of markets we serve depends on our ability to access suitable airports located in our targeted geographic markets in a manner that is consistent with our cost strategy. We will also need to obtain additional gates at some of our existing destinations. Any condition that would deny, limit or delay our access to airports we seek to serve in the future will constrain our ability to grow. Opening new markets requires us to commit a substantial amount of resources, even before the new services commence. Expansion is also dependent upon our ability to maintain a safe and secure operation and will require additional personnel, equipment and facilities as well as obtaining approval from the Department of Transportation, or DOT, and the Federal Aviation Administration, or FAA, to operate more than the 70 aircraft which we are currently allowed to operate.

        An inability to hire and retain personnel, timely secure the required equipment and facilities in a cost-effective manner, efficiently operate our expanded facilities, or obtain the necessary regulatory approvals may adversely affect our ability to achieve our growth strategy. In addition, our competitors have often chosen to add service, reduce their fares and/or offer special promotions following our entry into a new market. We cannot assure you that we will be able to successfully expand our existing markets or establish new markets in this increased competitive environment, and if we fail to do so our business could be harmed.

        Expansion of our markets and services may also strain our existing management resources and operational, financial and management information systems to the point that they may no longer be adequate to support our operations, requiring us to make significant expenditures in these areas. We expect that we will need to develop further financial, operational and management reporting systems and procedures to accommodate future growth. While we believe our current systems and procedures are adequate, we cannot assure you that we will be able to develop such additional systems or procedures to accommodate our future expansion on a timely basis, and the failure to do so could harm our business.

        We operate in an extremely competitive industry.

        We currently compete with other airlines on all of our routes. Many of these airlines are larger and have greater financial resources and name recognition or lower operating costs than we do. Several of these competitors have chosen to add service in some of our markets following our entry. As we expand our fleet, the extremely competitive nature of the airline industry could prevent us from attaining the level of passenger traffic required to maintain profitable operations in new markets and impede our growth strategy, which would harm our business.

        The airline industry also encounters extensive price competition and is characterized by low profit margins and high fixed costs. Our ability to meet this price competition depends on, among other things, our ability to operate at costs equal to or lower than our competitors. Price competition occurs through price discounting, fare matching, targeted sale promotions or frequent flyer travel initiatives, all of which are usually matched by other airlines in order to maintain their level of passenger traffic. A relatively small change in pricing or in passenger traffic due to other airlines' competitive actions could have a disproportionate effect on an airline's operating and financial results. Unanticipated shortfalls in expected revenues as a result of price competition would negatively impact our financial results and harm our business.

        We have a significant amount of fixed obligations and we will incur significantly more fixed obligations, which could harm our ability to meet our growth strategy and impair our ability to service our fixed obligations, including any securities issued pursuant to this prospectus.

        As of September 30, 2004, our debt of $1.40 billion accounted for 65.0% of our total capitalization. Most of our long-term and short-term debt has floating interest rates. In addition to long-term debt, we have a significant amount of other fixed obligations under operating leases related to our aircraft, airport terminal space, other airport facilities and office space. As of September 30, 2004, future minimum lease payments under noncancelable operating leases with initial or remaining terms in excess of one year were approximately $618 million for 2004 through 2008 and an aggregate of $603 million for the years thereafter.

        As of September 30, 2004, we had commitments of approximately $7.42 billion to purchase 219 additional aircraft and other flight equipment over the next eight years, including estimated amounts for contractual price escalations. We have commenced construction of a hangar at JFK and a training facility and hangar in Orlando, Florida and plan to construct a new terminal at JFK. We will incur additional debt and other fixed obligations as we take delivery of new aircraft and other equipment and continue to expand into new markets. We typically finance our aircraft through either secured debt or lease financing. Although we believe that debt and/or lease financing should be available for our aircraft deliveries, we cannot assure you that we will be able to secure such financing on terms acceptable to us or at all.

        Our high level of debt and other fixed obligations could:

  •
  impact our ability to obtain additional financing to support capital expansion plans and for working capital and other purposes on acceptable terms or at all;

  •
  divert substantial cash flow from our operations and expansion plans in order to service our fixed obligations;

  •
  require us to incur significantly more interest or rent expense than we currently do, since most of our debt has floating interest rates and five of our aircraft leases have variable-rate rent; and

  •
  place us at a possible competitive disadvantage compared to less leveraged competitors and competitors that have better access to capital resources.

        Our ability to make scheduled payments on our debt and other fixed obligations, including any securities issued pursuant to this prospectus, will depend on our future operating performance and cash flow, which in turn will depend on prevailing economic and political conditions and financial, competitive, regulatory, business and other factors, many of which are beyond our control. We cannot assure you that we will be able to generate sufficient cash flow from our operations to pay our debt and other fixed obligations as they become due, and if we fail to do so our business could be harmed.

If we are unable to make payments on our debt and other fixed obligations, including any securities issued pursuant to this prospectus, we could be forced to renegotiate those obligations or obtain additional equity or debt financing. To the extent we finance our activities with additional debt, we may become subject to financial and other covenants that may restrict our ability to pursue our growth strategy. We cannot assure you that our renegotiation efforts would be successful or timely or that we could refinance our obligations on acceptable terms, if at all.

        Our maintenance costs will increase as our fleet ages.

        Because the average age of our aircraft is approximately 2.1 years, our aircraft require less maintenance now than they will in the future. We have incurred lower maintenance expenses because most of the parts on our aircraft are under multi-year warranties. Our maintenance costs will increase significantly, both on an absolute basis and as a percentage of our operating expenses, as our fleet ages and these warranties expire.

        If we are unable to attract and retain qualified personnel at reasonable costs or fail to maintain our company culture, our business could be harmed.

        Our business is labor intensive, with labor costs representing approximately one-third of our operating expenses. We expect salaries, wages and benefits to increase on a gross basis and these costs could increase as a percentage of our overall costs. Since we compete against the major U.S. airlines for pilots, mechanics and other skilled labor and many of them offer wage and benefit packages that exceed ours, we may be required to increase wages and/or benefits in order to attract and retain qualified personnel or risk considerable employee turnover. If we are unable to hire, train and retain qualified employees at a reasonable cost, our business could be harmed and we may be unable to complete our expansion plans.

        In addition, as we hire more people and grow, we believe it may be increasingly challenging to continue to hire people who will maintain our company culture. One of our principal competitive strengths is our service-oriented company culture that emphasizes friendly, helpful, team-oriented and customer-focused employees. Our company culture is important to providing high quality customer service and having a productive workforce that helps keep our costs low. As we grow, we may be unable to identify, hire or retain enough people who meet the above criteria, and our company culture could otherwise be adversely affected by our growing operations and geographic diversity. If we fail to maintain the strength of our company culture, our competitive ability and our business may be harmed.

        If we fail to successfully take delivery of, place into service and integrate into our operations the new Embraer E190 aircraft we agreed to purchase, our business could be harmed.

        In June 2003, we placed an order for 100 new Embraer E190 jet aircraft, with options for an additional 100 new aircraft. Acquisition of an all-new type of aircraft, such as the Embraer E190, involves a variety of risks relating to its ability to be successfully placed into service, including:

  •
  difficulties or delays in obtaining the necessary certification from the Brazilian aviation regulatory authority and validation from the FAA as to the aircraft's airworthiness;

  •
  delays in meeting the agreed upon aircraft delivery schedule;

  •
  difficulties in obtaining financing on acceptable terms to complete our purchase of all of the firmly ordered aircraft;

  •
  inability of the aircraft and all of its components to comply with agreed upon specifications and performance standards; and

  •
  difficulties in outfitting the aircraft with LiveTV.

        In addition, we also face risks in integrating a second type of aircraft into our existing infrastructure and operations, including, among other things, the additional costs, resources and time needed to hire and train new pilots, technicians and other skilled support personnel. If we fail to successfully take delivery of, place into service and integrate into our operations the new Embraer E190 aircraft, our business could be harmed.

        We rely on maintaining a high daily aircraft utilization rate to keep our costs low, which makes us especially vulnerable to delays.

        One of our key competitive strengths is to maintain a high daily aircraft utilization rate, which is the amount of time that our aircraft spend in the air carrying passengers. High daily aircraft utilization allows us to generate more revenue from our aircraft and is achieved in part by reducing turnaround times at airports so we can fly more hours on average in a day. The expansion of our business to include new destinations, more frequent flights on current routes and expanded facilities could increase the risk of delays. Aircraft utilization is reduced by delays and cancellations from various factors, many of which are beyond our control, including adverse weather conditions, security requirements, air traffic congestion and unscheduled maintenance. Reduced aircraft utilization may limit our ability to achieve and maintain profitability as well as lead to customer dissatisfaction.

        Our business is highly dependent on the New York market and increases in competition or a reduction in demand for air travel in this market would harm our business.

        Our growth has focused on adding flights to and from our primary base of operations at JFK in New York City. JFK is an airport that has traditionally attracted considerably less attention from our competitors for domestic flight activity than either LaGuardia Airport or Newark International Airport because of an industry perception that JFK is primarily an international airport and that the commuting distance from Manhattan to JFK is too far to attract domestic travelers. We disagreed with this perception of JFK and believe that the operational efficiencies associated with conducting our principal base of operations from JFK has contributed to our profitability. As of September 30, 2004, approximately 75% of our daily flights had JFK as either their destination or origin. As a result, we remain highly dependent upon the New York market.

        In response to our positive experience at JFK, other airlines have increased their presence at the airport with a greater emphasis on low-fare domestic travel. As gates become available, other airlines which do not currently have a presence at JFK could petition the DOT for slot exemptions at JFK as we did or purchase or lease slots from other airlines. An increase in the amount of direct competition we face at JFK, LaGuardia or Newark, or an increase in congestion and delays at JFK could harm our business.

        Our business would also be harmed by any circumstances causing a reduction in demand for air transportation in the New York metropolitan area, such as adverse changes in local economic conditions, negative public perception of the city, additional terrorist attacks or significant price increases linked to increases in airport access costs and fees imposed on passengers.

        We may be subject to unionization, work stoppages, slowdowns or increased labor costs.

        Unlike most airlines, we have a non-union workforce. If our employees unionize, it could result in demands that may increase our operating expenses and adversely affect our profitability. Each of our different employee groups could unionize at any time and require separate collective bargaining agreements. If any group of our employees were to unionize and we were unable to reach agreement on the terms of their collective bargaining agreement or we were to experience widespread employee dissatisfaction, we could be subject to work slowdowns or stoppages. In addition, we may be subject to disruptions by organized labor groups protesting our non-union status. Any of these events would be disruptive to our operations and could harm our business.

        Our results of operations will fluctuate.

        We expect our quarterly operating results to fluctuate due to changes in aircraft fuel and security costs as well as to the timing and amount of maintenance and advertising expenditures. Seasonality also impacts our operations, with high vacation and leisure demand occurring on the Florida routes between October and April and on our western routes during the summer. Actions of our competitors may also contribute to fluctuations in our results. We are more susceptible to adverse weather conditions, including snow storms and hurricanes, as a result of our operations being concentrated on the East Coast, than are some of our competitors. As we enter new markets, we could be subject to additional seasonal variations along with any potential competitive responses to our entry by other airlines. As a result of these factors, quarter-to-quarter comparisons of our operating results may not be a good indicator of our future performance. In addition, it is possible that in any future quarter our operating results could be below the expectations of investors and any published reports or analyses regarding JetBlue. In that event, the price of our common stock could decline, perhaps substantially.

        We are subject to the risks of having a limited number of suppliers for our aircraft, our engines and a key component of our in-flight entertainment system.

        To date, one of the elements of our business strategy has been to operate only one type of aircraft equipped with one type of engine. Our current dependence on a single type of aircraft and engine for all of our flights makes us particularly vulnerable to any problems associated with the Airbus A320 or the IAE International Aero Engines V2527-A5 engine, including design defects, mechanical problems, contractual performance by the manufacturers, or adverse perception by the public that would result in customer avoidance or in actions by the FAA resulting in an inability to operate our aircraft. Carriers that operate a more diversified fleet are better positioned than we are to manage such events. While our recent decision to acquire a new fleet of Embraer E190 aircraft may lessen our exposure to this risk, we will likely also become subject to similar sets of risks after we begin to take delivery of these aircraft in 2005.

        One of the unique features of our fleet is that every seat in each of our aircraft is equipped with free LiveTV. An integral component of the system is the antenna, which is supplied to us by EMS Technologies, Inc. If EMS were to stop supplying us with its antennas for any reason, we would have to incur significant costs to procure an alternate supplier.

        We rely heavily on automated systems to operate our business and any failure of these systems could harm our business.

        We depend on automated systems to operate our business, including our computerized airline reservation system, our telecommunication systems and our website. Unlike many other airlines, which issue traditional paper tickets to some of their passengers, we issue only electronic tickets. Our website and reservation system must be able to accommodate a high volume of traffic and deliver important flight information. Substantial or repeated website, reservations system or telecommunication systems failures could reduce the attractiveness of our services and could cause our customers to purchase tickets from another airline. Any disruption in these systems could result in the loss of important data, increase our expenses and generally harm our business.

        Our business could be harmed if we lose the services of our key personnel.

        Our business depends upon the efforts of our Chief Executive Officer, David Neeleman, our President and Chief Operating Officer, David Barger, and a small number of management and operating personnel. We maintain key-man life insurance on Messrs. Neeleman and Barger, which may not be sufficient to cover the costs of recruiting and hiring a replacement chief executive officer or president, much less the loss of their services. We may have difficulty replacing management or other key personnel who leave and, therefore, the loss of the services of any of these individuals could harm our business.

        Our lack of an established line of credit or borrowing facility makes us highly dependent upon our operating cash flows.

        We have no lines of credit, other than a short-term borrowing facility for certain aircraft predelivery deposits, and rely primarily on operating cash flows to provide working capital. Unless we secure a line of credit, borrowing facility or equity financing, we will be dependent upon our operating cash flows to fund our operations and to make scheduled payments on our debt and other fixed obligations. If we fail to generate sufficient funds from operations to meet these cash requirements or are unable to secure a line of credit, other borrowing facility or equity financing, we could default on our debt and other fixed obligations.

        We could be subject to liability arising from claims or other actions relating to our handling of customer data.

        Through our computerized reservation system, we are provided with and maintain data regarding our customers and their travel itineraries. Various federal and state laws and regulations impose limitations on the dissemination of that information by us. In addition, we have adopted a privacy policy concerning our customer information gathering and dissemination practices, including the protection of financial and personal information collected on our website.

        Beginning in September 2003, several lawsuits were commenced against us alleging various causes of action, including fraudulent misrepresentation, breach of contract, violation of privacy rights, as well as violations of consumer protection statutes and federal electronic communications laws. These claims arose out of our providing access to limited customer data to a government contractor in connection with a test project for military base security. Since the lawsuits are in the preliminary stages, we are unable to determine the impact they may have upon us.

        Our reputation and financial results could be harmed in the event of an accident or incident involving our aircraft.

        An accident or incident involving one of our aircraft, or an aircraft containing LiveTV equipment, could involve significant potential claims of injured passengers or others in addition to repair or replacement of a damaged aircraft and its consequential temporary or permanent loss from service. We are required by the DOT to carry liability insurance. Although we believe we currently maintain liability insurance in amounts and of the type generally consistent with industry practice, the amount of such coverage may not be adequate and we may be forced to bear substantial losses from an accident. Substantial claims resulting from an accident in excess of our related insurance coverage would harm our business and financial results. Moreover, any aircraft accident or incident, even if fully insured, could cause a public perception that we are less safe or reliable than other airlines, which would harm our business.

        Our employment agreements with our FAA-licensed personnel provide that we can terminate these employees only for cause and, as a result, it may be difficult to reduce our labor costs during an economic downturn, which could harm our business.

        Our employment agreements with our FAA-licensed personnel, including pilots, technicians and dispatchers, provide that these employees can be terminated only for cause. Each employment agreement is for a term of five years and automatically renews for an additional five-year term unless either the employee or we elect not to renew it by giving notice at least 90 days before the end of the relevant term. In the event of a downturn in our business, we are obligated to pay these employees a significant portion of their income and to continue their benefits if they do not obtain other aviation employment. As a result, it may be difficult for us to reduce our labor costs during an economic downturn, and our inability to do so could harm our business.

Risks Associated with the Airline Industry

        The airline industry has incurred significant losses resulting in airline restructurings and bankruptcies, which could result in changes in our industry.

        As a result of slower general economic conditions, the lingering impact of the 2001 terrorist attacks and military action in Iraq, the airline industry has experienced a decline in demand which has resulted in record financial losses. In response to the adverse financial results the industry has experienced, most airlines have taken actions in an effort to reduce losses, such as reducing capacity and rationalizing fleet types, furloughing or terminating employees, limiting service offerings, renegotiating or attempting to renegotiate labor contracts and reconfiguring flight schedules, as well as other efficiency and cost-cutting measures. Some airlines have reexamined their traditional business models and have created or plan to launch their own low-fare operations. Despite these actions, financial losses have continued into 2004 and it is foreseeable that further airline reorganizations, bankruptcies or consolidations may occur, the effects of which we are unable to predict. Even with these conditions, the airline industry has continued to add or restore capacity. We cannot assure you that the occurrence of these events, or potential changes resulting from these events, will not harm our business or the industry.

        A future act of terrorism, the threat of such acts or escalation of U.S. military involvement overseas could adversely affect our industry.

        Even if not directed at the airline industry, a future act of terrorism, the threat of such acts or escalation of U.S. military involvement overseas could have an adverse effect on the airline industry. In the event of a terrorist attack, the industry would likely experience significantly reduced demand. We cannot assure you that these actions, or consequences resulting from these actions, will not harm our business or the industry.

  Continued high fuel costs would harm our business.

        Fuel costs constitute a substantial portion of our total operating expenses. There have been significant increases in fuel costs and continued high fuel costs or further increases would harm our financial condition and results of operations. Historically, fuel costs have been subject to wide price fluctuations based on geopolitical issues and supply and demand. Fuel availability is also subject to periods of market surplus and shortage and is affected by demand for both home heating oil and gasoline. Because of the effect of these events on the price and availability of fuel, the cost and future availability of fuel cannot be predicted with any degree of certainty. In the event of a fuel supply shortage, further increased fuel prices or the curtailment of scheduled service could result. Some of our competitors may have more leverage than we do in obtaining fuel. In addition, although we utilize a fuel hedging program, under which we enter into crude oil option contracts and swap agreements to partially protect against significant increases in fuel prices, our fuel hedging program does not completely protect us against ordinary course price increases and is limited in fuel volume and duration.

        Changes in government regulations imposing additional requirements and restrictions on our operations could increase our operating costs and result in service delays and disruptions.

        Airlines are subject to extensive regulatory and legal requirements, both domestically and internationally, that involve significant compliance costs. In the last several years, Congress has passed laws, and the DOT, FAA and the Transportation Security Administration, or TSA, have issued regulations relating to the operation of airlines that have required significant expenditures. We expect to continue to incur expenses in connection with complying with government regulations. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce the demand for air travel. If adopted, these measures could have the effect of raising ticket prices, reducing revenue and increasing costs. We cannot assure you that these and other laws or regulations enacted in the future will not harm our business.

        Our insurance costs have increased substantially and further increases could harm our business.

        The U.S. government provides coverage to domestic airlines for liabilities from claims resulting from acts of terrorism, war or similar events via authority granted to it under the Homeland Security Act of 2002. The Emergency Wartime Supplemental Appropriations Act of 2003 required the government to extend these policies through August 2004 and such coverage has been further extended through December 31, 2004. JetBlue has elected this coverage, with our current policies in effect until December 31, 2004. It is expected that should the government stop providing war risk coverage to the airline industry, the premiums charged by commercial aviation insurers for this coverage will be substantially higher than the premiums currently charged by the government. Significant increases in insurance premiums could harm our financial condition and results of operations. Additionally, the coverage that would be provided by these commercial aviation insurers could have substantially less desirable terms and might not be adequate to protect our risk of loss from future acts of terrorism.

USE OF PROCEEDS

        The pass through trustee(s) will use proceeds from the sale of pass through certificates to purchase equipment notes issued by us or an owner trustee secured by aircraft. The equipment notes are or will be issued by:

  •
  one or more owner trustees on a non-recourse basis to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us, or

  •
  us to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

        The pass through certificates will not represent interests in or obligations of JetBlue or any of our affiliates.

        For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, and authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. Each trust indenture and security agreement entered into by an owner trustee is referred to in this prospectus as a "Leased Aircraft Indenture." The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

        We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage. Each trust indenture and mortgage entered into by us is referred to in this prospectus as an "Owned Aircraft Indenture." The term "Indenture" refers to any Leased Aircraft Indenture and any Owned Aircraft Indenture.

        If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied including any depositary or escrow arrangements.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. For purposes of calculating this ratio, earnings consist of income (loss) before income taxes, plus fixed charges, less capitalized interest. Fixed charges include interest expense and the portion of rent expense representative of the interest factor.

Year Ended December 31,					Nine Months Ended September 30,
1999(1)	2000(1)	2001	2002	2003	2004
—	—	1.9x	2.7x	3.2x	1.9x

(1)
Earnings were inadequate to cover fixed charges by $14.2 million and $26.0 million for the years ended December 31, 1999 and 2000, respectively.

OUTLINE OF PASS THROUGH TRUST STRUCTURE

        Each series of pass through certificates will be issued by a separate pass through trust. Each separate pass through trust will be formed under a separate Pass Through Trust Agreement between us and the pass through trustee named therein. All pass through certificates issued by a particular pass through trust will represent fractional undivided interests in that pass through trust. The trust property held in each pass through trust will consist of (a) equipment notes issued by us in connection with financing or refinancing the purchase of one or more aircraft, or (b) equipment notes issued by one or more owner trustees in connection with the financing or refinancing one or more leveraged lease transactions, as specified in the applicable prospectus supplement, and (c) any other property described in the applicable prospectus supplement.

        We or the owner trustee, acting for a trust, may issue one or more equipment notes in connection with the financing or refinancing of an aircraft or leveraged lease transaction. The equipment notes may have different interest rates and final maturity dates and rankings of priority of payment. Concurrently with the execution and delivery of each Pass Through Trust Agreement, the pass through trustee, on behalf of the related pass through trust, will enter into one or more agreements under which it will purchase or agree to purchase one or more equipment notes. Unless otherwise provided in a prospectus supplement, the equipment notes that constitute the property of a pass through trust will have the same interest rates as the interest rates stated on the pass through certificates issued by the pass through trust and the same priority of payment relative to each of the other equipment notes held by the pass through trust. Unless otherwise provided in a prospectus supplement, the latest maturity date for the equipment notes will occur on or before the final distribution date applicable to the pass through certificates issued by the pass through trust holding those equipment notes.

        For each pass through trust, the total initial face amount of the pass through certificates will equal the total initial principal amount of the equipment notes constituting the trust property of the pass through trust, unless otherwise specified in the applicable prospectus supplement. The pass through trustee will distribute payments of principal, any premium and interest received by it as holder of the equipment notes to the certificateholders of the pass through trust that hold those equipment notes.

FLOW OF PAYMENTS

        Each pass through trust may hold equipment notes relating to more than one aircraft. A prospectus supplement will describe the number of aircraft included in each offering and the interest rates, final maturity dates and rankings of priority in respect of payment of the equipment notes held by each pass through trust.

        In a leveraged leased aircraft transaction, we will lease each aircraft from the owner trustee under a separate lease. Each such lease is referred to in this prospectus as a "Lease." We will make scheduled rent payments for each aircraft under the Lease. As a result of the assignment under the related Leased Aircraft Indenture of specified rights of the owner trustee under the Lease, we will make the rent payments directly to the indenture trustee under the related Leased Aircraft Indenture. From these rent payments, the indenture trustee will pay to the pass through trustee the interest, principal and any premium due from the owner trustee on the equipment notes issued under the related Leased Aircraft Indenture and held in the related pass through trust. After the indenture trustee has made the payments on the equipment notes then due, the indenture trustee will pay the remaining balance to the owner trustee for the benefit of the related owner participant. The pass through trustee for each pass through trust will distribute to the related certificateholders payments received on the equipment notes held in the pass through trust.

        In an owned aircraft transaction, we will make scheduled payments on the equipment notes relating to each aircraft to the indenture trustee. From these payments, the indenture trustee will pay to the pass through trustee for each pass through trust the interest, principal and any premium due on the equipment notes issued under the related Owned Aircraft Indenture and held in the related pass through trust. The pass through trustee will distribute to the related certificateholders payments received on the equipment notes held in the pass through trust.

        In addition, this description generally assumes that, on or before the date of the sale of any series of pass through certificates, the related aircraft shall have been delivered and the ownership or lease financing arrangements for such aircraft shall have been put in place. However, it is possible that some or all of the aircraft related to a particular offering of pass through certificates may be subject to delayed aircraft financing arrangements. In the event of any delayed aircraft financing arrangements, some terms of the pass through certificates will differ from the terms described in this prospectus. The applicable prospectus supplement will reflect the material differences arising from delayed aircraft financing arrangements.

DESCRIPTION OF THE CERTIFICATES

        The discussion that follows is a summary of the terms of the pass through certificates that we expect will be common to all series and is not complete. The applicable prospectus supplement will describe most of the financial terms and other specific terms of a particular series of pass through certificates. The summary includes descriptions of the material terms of the Pass Through Trust Agreements. The form of Pass Through Trust Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The Pass Through Trust Agreements relating to each series of pass through certificates and the forms of Indentures, Note Purchase Agreements, if any, Participation Agreements, Leases, if the pass through certificates relate to a leased aircraft transaction, intercreditor agreement, if any, liquidity facility, if any, Trust Agreements and Collateral Agreements, if any, will be filed with the SEC as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, and this summary is qualified in its entirety by the detailed information appearing in each of these documents. This summary makes use of terms defined in and is qualified in its entirety by reference to the Pass Through Trust Agreements.

        Each prospectus supplement will include a glossary of terms used in connection with the pass through certificates offered thereby and the related equipment notes. The applicable prospectus supplement will describe the particular terms of the Indentures, the pass through certificates, the Leases and the Participation Agreements relating to any particular offering of pass through certificates. To the extent that any provision in any prospectus supplement is inconsistent with any provision of this summary, the provision of the prospectus supplement will control.

        The pass through certificates of each pass through trust will be issued in fully registered form only. Each pass through certificate will represent a fractional undivided interest in the separate pass through trust formed by the related Pass Through Trust Agreement under which that pass through certificate is issued. The property of each pass through trust will include (1) the equipment notes and any other property described in the applicable prospectus supplement held in that pass through trust, (2) all monies at any time paid on the equipment notes and the other property held in that pass through trust, (3) all monies due and to become due on the equipment notes and the other property held in the pass through trust and (4) funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust. If specified in a prospectus supplement, the property of a pass through trust will also include rights under an intercreditor agreement relating to cross-subordination arrangements and monies receivable under a liquidity facility. Each pass through certificate will represent a pro rata share of the outstanding principal amount of the equipment notes and other property held in the related pass through trust and will be issued, unless otherwise specified in a prospectus supplement, in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

        A prospectus supplement will describe the specific series of pass through certificates offered by that prospectus supplement, including:

  (1)
  the specific designation and title of the pass through certificates and the pass through trust;

  (2)
  the pass through trustee for that series of pass through certificates;

  (3)
  the regular distribution dates and special distribution dates for the pass through certificates and any cut-off date for the purchase of an aircraft;

  (4)
  whether the pass through certificates will be issued in accordance with a book-entry system;

  (5)
  a description of:

  (a)
  the equipment notes to be purchased by that pass through trust, including the period(s) within which, the price(s) at which, and the terms and conditions upon which the equipment notes may or must be repaid in whole or in part, by us or the related owner trustee;

    (b)
    the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft;

    (c)
    any additional security or liquidity facilities for the pass through certificates;

    (d)
    any intercreditor issues among the holders of equipment notes having different priorities;

    (e)
    any provisions for defeasance or covenant defeasance; and

    (f)
    any arrangements for the investment or other use of proceeds of the pass through certificates prior to the purchase of equipment notes, and any arrangements relating to any delayed aircraft financing arrangements;

  (6)
  a description of the related aircraft, including whether the aircraft is a leased aircraft or an owned aircraft;

  (7)
  a description of the related Participation Agreement or Note Purchase Agreement and Indenture, including a description of events of default under the Indenture, remedies exercisable upon the occurrence of an event of default and any limitations on the exercise of remedies;

  (8)
  if the pass through certificates relate to leased aircraft, a description of the related Lease, Trust Agreement and any Collateral Agreement, including:

  (a)
  the name of the owner trustee;

  (b)
  a description of the events of default under the Lease, remedies exercisable upon the occurrence of an event of default and any limitations on the exercise of remedies; and

  (c)
  any rights of the owner trustee or owner participant to cure failures of JetBlue to pay rent under the Lease;

  (9)
  the extent, if any, to which the provisions of the operative documents applicable to the equipment notes may be amended without the consent of the holders of the equipment notes, or upon the consent of the holders of a specified percentage of the total principal amount of the equipment notes;

  (10)
  a description of the related Indenture;

  (11)
  a description of any intercreditor or subordination provisions among the holders of pass through certificates, including any cross-subordination provisions among the holders of pass through certificates in separate pass through trusts and purchase rights of subordinated holders;

  (12)
  a description of any deposit or escrow agreement, any liquidity or revolving credit facility or other like arrangement providing collateralization, credit support or liquidity enhancement for any series of pass through certificates or any class of equipment notes; and

  (13)
  any other special terms of the pass through certificates.

        The equipment notes issued under an Indenture may be held in more than one pass through trust and any pass through trust may hold equipment notes issued under more than one Indenture. Unless otherwise provided in a prospectus supplement, a pass through trust may only hold equipment notes having the same priority of payment. Equipment notes that have the same priority of payment are referred to as a "class."

        Interest will be passed through to certificateholders of each pass through trust at the rate payable on the equipment notes held in the pass through trust, as specified for the pass through trust in the related prospectus supplement.

        The pass through certificates represent interests in the related pass through trust only and all payments and distributions will be made only from the trust property of the pass through trust. The pass through certificates do not represent an interest in or obligation of ours, the pass through trustee, any owner participant, the owner trustee in its individual capacity or any affiliate of any of them. Each certificateholder by its acceptance of a pass through certificate agrees to look solely to the income and proceeds from the trust property of the related pass through trust as specified in the related Pass Through Trust Agreement.

        The Pass Through Trust Agreements and the Indentures will not contain any debt covenants or provisions that would give certificateholders protection in the event of a highly leveraged transaction involving us. However, the holders of pass through certificates will benefit indirectly from a lien on the specific aircraft securing the related equipment notes held in the related pass through trust.

Denominations, Registration and Transfer

        Unless otherwise indicated in a prospectus supplement, distributions with respect to the pass through certificates will be made, and the transfer of pass through certificates will be registerable, at the office or agency to be maintained by the pass through trustee in Wilmington, Delaware, and at any other office or agency maintained by the pass through trustee for this purpose. We will issue pass through certificates in fully registered form, unless otherwise indicated in a prospectus supplement. Unless we tell you otherwise in a prospectus supplement, we will issue pass through certificates denominated in U.S. dollars only in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. We will specify in the prospectus supplement the denominations of any pass through certificates we issue denominated in a foreign or composite currency.

        We will exchange pass through certificates of any series for other pass through certificates of the same series, principal amount and final expected distribution date. You may present pass through certificates, other than a global security, for registration of transfer, with the form of transfer properly signed, at the office of the registrar or of any transfer agent designated by the pass through trustee for this purpose for any series of pass through certificates and referred to in a prospectus supplement. The registrar or the transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. Each Pass Through Trust Agreement designates the pass through trustee as the registrar for the pass through certificates issued under such Pass Through Trust Agreement. If a prospectus supplement refers to any transfer agent in addition to the registrar for any series of pass through certificates, the pass through trustee may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. The pass through trustee must maintain a transfer agent in each place of payment for that series. The pass through trustee may at any time designate additional transfer agents with respect to any series of pass through certificates.

        No service charge will be made for any registration of transfer or exchange of the pass through certificates, but the pass through trustee may require payment of any amount needed to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Payments and Paying Agents

        Unless otherwise indicated in a prospectus supplement, the pass through trustee will distribute the amounts on deposit in the applicable certificate account (1) by check mailed to the address of each certificateholder of record of that series on the record date with respect to a regular distribution date as it appears in the register or (2) by wire transfer to an account maintained by the nominee of the depositary holding global securities representing such pass through certificates.

        Unless otherwise indicated in a prospectus supplement, the pass through trustee will serve as paying agent and the corporate trust office of the pass through trustee will be designated as the paying agent office for payments with respect to pass through certificates. We will name in a prospectus supplement any paying agent outside the United States and any other paying agent in the United States initially designated by the pass through trustee for the pass through certificates. The pass through trustee may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. The pass through trustee will be required to maintain a paying agent in each place of payment for that series.

        The pass through trustee will repay to the appropriate indenture trustees all moneys held by the pass through trustee for the payment of distributions that remain unclaimed at the end of two years after the final distribution date for the pass through certificates. The pass through trustee will give written notice of the repayment to us.

Book-Entry Securities

        Unless we provide otherwise in a prospectus supplement, the pass through certificates will be represented by one or more fully registered certificates. These certificates are called "global securities." Each global security will be deposited with a depositary. The depositary will initially be The Depository Trust Company. Each global security will be registered in the name of the depositary or its nominee. Except in the circumstances described in "Certificated Form" below, no certificateholder will receive a certificated pass through certificate. If the total principal amount of any issue of pass through certificates exceeds $400 million, one certificate will be issued for each $400 million of principal amount and an additional certificate will be issued for any remaining principal amount of that issue.

        The Depository Trust Company or "DTC" is a limited-purpose trust company organized under the New York Banking Law. It is a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. A number of DTC's direct participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. own DTC. Other persons, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, have access to DTC's book-entry system, either directly or indirectly. These other entities are referred to as "indirect participants." The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of pass through certificates under the DTC system must be made by or through direct participants. Direct participants will receive a credit for the pass through certificates on DTC's records. The ownership interest of each actual purchaser of each pass through certificate will be recorded on the direct and indirect participants' records. Each actual purchaser is referred to as a "beneficial owner." Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction and periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the pass through certificates will be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in pass through certificates, except if the use of the book-entry system for the pass through certificates is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global security.

        As long as the depositary for the global security, or its nominee, is the registered owner of the global security, it will be considered the sole owner or holder of the pass through certificates represented by the global security. Except as provided below, owners of beneficial interests in pass through certificates represented by the global security will not be entitled to have pass through certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of pass through certificates in definitive form and will not be considered the owners or holders of the pass through certificates under the Pass Through Trust Agreement.

        To facilitate subsequent transfers, all pass through certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of pass through certificates with DTC and their registration in the name of Cede & Co. causes no change in the beneficial ownership of the pass through certificates. DTC has no knowledge of the actual beneficial owners of the pass through certificates; its records reflect only the identity of the direct participants to whose accounts the pass through certificates are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them. These arrangements are subject to any applicable statutory or regulatory requirements.

        Neither DTC nor Cede & Co. will consent or vote with respect to pass through certificates. Under its usual procedures, DTC mails an omnibus proxy to the pass through trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the pass through certificates are credited on the record date. Those direct participants will be identified in a listing attached to the omnibus proxy.

        The pass through trustee or a paying agent, which may also be the pass through trustee, will make distributions with respect to the pass through certificates represented by the global security to the depositary as the registered owner of the global security.

        We expect that the depositary upon receipt of any distribution will credit direct participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global security for the related pass through certificates as shown on the records of the depositary. We also expect that payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". The participants, and not DTC, the paying agent, the pass through trustee, the indenture trustee, the owner trustee or us, will be responsible for payments to the beneficial owners. The pass through trustee is responsible for the payment of distributions with respect to the global security to DTC. DTC is responsible for the disbursement of these payments to direct participants. The direct and indirect participants are responsible for the disbursement of these payments to the beneficial owners.

        If the depositary with respect to a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed within 90 days, the pass through trustee will issue pass through certificates in certificated form in exchange for the pass through certificates represented by the global security.

        The information in this section concerning the depositary and the depositary's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of the information.

        In addition to holding pass through certificates through participants or indirect participants of DTC in the United States as described above, you may hold your pass through certificates through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems.

        Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries names on the books of DTC.

        Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the relevant European international clearing system will deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving pass through certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

        Because of time-zone differences, credits of pass through certificates received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the pass through certificates settled during the securities settlement processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of pass through certificates by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, which eliminates the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euro-clear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear Operator was launched on December 31, 2000, and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear System. The Euroclear Operator has capital of approximately Euro 1 billion.

        The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. These terms and conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to pass through certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

        Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pass Through Trust Agreement or any other related document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect action on its behalf through DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of pass through certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

        Except as required by law, neither JetBlue, the pass through trustee nor the paying agent will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the pass through certificates of any series held by Cede & Co. by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Certificated Form.    The pass through trustee will issue certificates in fully registered, certificated form to certificateholders, or their nominees, rather than to DTC or its nominee, only if we advise the pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the pass through certificates and we are unable to locate a qualified successor or if we, at our option, elect to terminate the book-entry system through DTC or, after the occurrence of an event of default under the Pass Through Trust Agreement, the certificateholders evidencing fractional undivided interest together representing not less than a majority in interest in such pass through trust may advise us, the Pass Through Trustee and DTC that the continuation of a book-entry system is no longer in the best interest of the certificateholders. In this event, the pass through trustee will notify all certificateholders through DTC participants of the availability of certificated pass through certificates. Upon surrender by DTC of the global security representing the series of pass through certificates and receipt of instructions for reregistration, the pass through trustee will reissue the pass through certificates in certificated form to certificateholders or their nominees.

        Certificates in certificated form will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the relevant Pass Through Trust Agreement.

Payments and Distributions

        We will make scheduled payments of interest and principal on the equipment notes related to owned aircraft to the indenture trustee under the related Owned Aircraft Indenture. The indenture trustee will distribute these interest and principal payments to the pass through trustee for each of the pass through trusts that hold these equipment notes.

        Upon commencement of the Lease for any leased aircraft, we will make scheduled rent payments for each leased aircraft under the related Lease to the indenture trustee as assignee of the related owner trustee. These scheduled rent payments to the indenture trustee under the related Leased Aircraft Indenture will provide the funds necessary to make the corresponding payments of principal and interest due from the owner trustee on the equipment notes issued under such Leased Aircraft Indenture.

        Subject to the effect of any cross-subordination provisions set forth in the applicable prospectus supplement, the pass through trustee will distribute payments of principal, any premium and interest on the equipment notes held in each pass through trust, upon receipt, to certificateholders of that pass through trust on the dates and in the currency specified in the applicable prospectus supplement, except in cases when some or all of the equipment notes are in default as described in the applicable prospectus supplement.

        Payments of interest and principal on the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the dates specified in a prospectus supplement. These scheduled payments of interest and principal on the equipment notes are referred to as "scheduled payments." The dates specified for distributions of scheduled payments to the pass through trustee in a prospectus supplement are referred to as "regular distribution dates." Subject to the effect of any cross-subordination provisions described in a prospectus supplement, for each pass through trust, the pass through trustee will distribute on each regular distribution date to the related certificateholders any scheduled payment received by the pass through trustee on the regular distribution date.

        If the pass through trustee does not receive a scheduled payment on or before a regular distribution date but receives the scheduled payment within ten business days after the regular distribution date, the pass through trustee will distribute the scheduled payment to the certificateholders on the date received. The pass through trustee will make each distribution of a scheduled payment to the certificateholders of record on the fifteenth day prior to each regular distribution date, subject to any exceptions specified in a prospectus supplement. Subject to the effect of any cross-subordination provisions described in the applicable prospectus supplement, each certificateholder will be entitled to receive a pro rata share of any distribution. If the pass through trustee receives a scheduled payment more than ten business days after a regular distribution date, it will be treated as a special payment and will be distributed as described in the next paragraph.

        For any pass through trust, any payments of principal, any premium or interest, other than scheduled payments, received by the pass through trustee with respect to any of the equipment notes held in the pass through trust or the collateral securing such equipment notes will be distributed on the special distribution dates specified in a prospectus supplement. These payments are referred to as "special payments." Prior to the distribution of any special payment for a pass through trust, the pass through trustee will notify the certificateholders of record of that pass through trust of the special payment and the anticipated special distribution date. The pass through trustee will make each distribution of a special payment, other than the final distribution, for any pass through trust to the certificateholders of record on the fifteenth day prior to the special distribution date, unless otherwise specified in a prospectus supplement. Subject to the effect of any cross-subordination provisions set forth in a prospectus supplement, each certificateholder will be entitled to receive a pro rata share of any distribution of a special payment.

        If any distribution date is not a business day, distributions scheduled to be made on that distribution date will be made on the next business day and, unless otherwise provided in a prospectus supplement, without additional interest.

Pool Factors

        The "pool factor" for any pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held in a pass through trust as described in a prospectus supplement. However, if any equipment notes held in a pass through trust have been prepaid, a scheduled repayment of principal on the equipment notes has not been made or specified actions have been taken following a default on the equipment notes, the pool factor and the pool balance of the pass through trust will be recomputed after giving effect to that event and notice of the new computation will be mailed to the certificateholders of that pass through trust. Each pass through trust will have a separate pool factor.

        Unless otherwise described in a prospectus supplement, the "pool balance" for each pass through trust indicates, as of any date, the total original face amount of the pass through certificates less the total amount of all payments made in respect of the pass through certificates other than payments of interest or premium on the pass through certificates or reimbursement of any costs or expenses incurred in connection with the pass through certificates. The pool balance for each pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes or other trust property held in that pass through trust and the distribution of principal being made on that date.

        Unless otherwise described in a prospectus supplement, the "pool factor" for each pass through trust as of any distribution date is the quotient (rounded to the seventh decimal place) computed by dividing (1) the pool balance, by (2) the total original face amount of the pass through certificates of the pass through trust. The pool factor for each pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held in the pass through trust and the distribution of principal being made on that date. The pool factor for each pass through trust will initially be 1.0000000; the pool factor for each pass through trust will decline as described above to reflect reductions in the pool balance of the pass through trust. For any pass through trust, the amount of any certificateholder's pro rata share of the pool balance of the pass through trust can be determined by multiplying the original denomination of the certificateholder's pass through certificate by the pool factor for the pass through trust as of the applicable distribution date.

Reports to Certificateholders

        On each distribution date for a pass through trust, the pass through trustee will include with each distribution of a scheduled payment or special payment to certificateholders of record a statement, giving effect to the distribution being made on that distribution date. The statement will provide the following information (per $1,000 in aggregate amount of pass through certificates for the pass through trust, as to (1) and (2) below):

  (1)
  the amount of the distribution allocable to principal and allocable to premium, if any;

  (2)
  the amount of the distribution allocable to interest; and

  (3)
  the pool balance and the pool factor for that pass through trust.

        As long as the pass through certificates of any related pass through trust are registered in the name of Cede & Co., as nominee for DTC, on the record date prior to each distribution date, the pass through trustee will request that DTC post on its Internet bulletin board a securities position listing that provides the names of all DTC participants reflected on DTC's books as holding interests in the pass through certificates of the related pass through trust on that record date. On each distribution date, the pass through trustee will mail to DTC and each participant the statement described above. The pass through trustee will also make available additional copies as requested by the DTC participant, to be available for forwarding to certificateholders.

        In addition, after the end of each calendar year, the pass through trustee will prepare and deliver to each certificateholder of each pass through trust at any time during the preceding calendar year a report containing the sum of the amounts of principal, any premium and interest with respect to each pass through trust for that calendar year or, if that person was a certificateholder during a portion of that calendar year, for the applicable portion of that calendar year. The pass through trustee will prepare this report on the basis of information supplied to the pass through trustee by the DTC participants, and the pass through trustee will deliver this report to the DTC participants to be available for forwarding by the DTC participants to certificateholders.

        If pass through certificates of a pass through trust are issued in certificated form, the related pass through trustee will prepare and deliver the information described above to each certificateholder of record of the pass through trust as the name of the certificateholder appears on the records of the registrar for the pass through trust.

Voting of Equipment Notes

        Subject to the effect of any cross-subordination and intercreditor provisions described in a prospectus supplement, the pass through trustee, as holder of the equipment notes held in each pass through trust, has the right to vote and give consents and waivers in respect of those equipment notes under the related Indentures. The Pass Through Trust Agreement describes:

  •
  the circumstances in which the pass through trustee will direct any action or cast any vote as the holder of the equipment notes held in the applicable pass through trust at its own discretion;

  •
  the circumstances in which the pass through trustee will seek instructions from the certificateholders of that pass through trust; and

  •
  if applicable, the percentage of certificateholders required to direct the pass through trustee to take any action.

        Prior to an event of default with respect to any pass through trust, the principal amount of the equipment notes held in that pass through trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of pass through certificates held by the certificateholders of that pass through trust taking the corresponding position. If specified in a prospectus supplement, the right of the pass through trustee to vote and give consents and waivers with respect to the equipment notes held in the related pass through trust may, in the circumstances provided in an intercreditor agreement to be executed by the pass through trustee, be exercisable by another person specified in the prospectus supplement.

        The prospectus supplement will specify the pass through trustee's obligations if the pass through trustee, as the holder of any equipment notes held in a pass through trust, receives a request for its consent to any amendment or modification of or waiver under the Indenture or other documents relating to the equipment notes, including any Lease.

Events of Default and Certain Rights Upon an Event of Default

        The Pass Through Trust Agreements define an event of default for any pass through trust as the occurrence and continuance of an event of default under one or more of the related Indentures. What constitutes an event of default for a particular pass through trust may be varied by the applicable Pass Through Trust Agreement and described in the applicable prospectus supplement. The applicable prospectus supplement will describe the indenture events of default under the Indentures and will include events of default under the related Leases for leased aircraft. If any equipment notes are supported by a liquidity facility or other credit enhancement arrangement, the events of default or indenture events of default may include events of default under the liquidity facility or other credit enhancement arrangement.

        Because the equipment notes outstanding under an Indenture may be held in more than one pass through trust, a continuing indenture event of default under one Indenture would result in an event of default with respect to each pass through trust that holds equipment notes issued under such Indenture. All the equipment notes issued under the same Indenture will relate to a specific aircraft. There will be no cross-collateralization or cross-default provisions in the Indentures, unless otherwise specified in a prospectus supplement. Consequently, unless otherwise provided in a prospectus supplement, events resulting in an indenture event of default under any particular Indenture will not necessarily result in an indenture event of default occurring under any other Indenture. If an indenture event of default occurs in fewer than all of the Indentures related to a pass through trust, the equipment notes issued under the related Indentures with respect to which an indenture event of default has not occurred will continue to be held in the pass through trust and the pass through trustee will continue to distribute payments of principal of, and any premium and interest on, the equipment notes to the certificateholders of the pass through trust as originally scheduled, subject to the terms of any intercreditor, subordination or similar arrangements applicable to that pass through trust.

        Under each Leased Aircraft Indenture, the related owner trustee and the owner participant will have the right under some circumstances to cure an indenture event of default that results from the occurrence of a lease event of default under the related Lease. If the owner trustee or the owner participant chooses to exercise its cure right, the indenture event of default and consequently the event of default under any pass through trust holding the related equipment notes will be deemed to be cured. The prospectus supplement will contain a more detailed discussion of the rights to cure defaults and the effects of the exercise of those rights. Unless otherwise provided in a prospectus supplement, in the case of any pass through certificates or equipment notes entitled to the benefits of a liquidity facility or similar arrangement, a drawing under any liquidity facility or arrangement for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment will not cure an indenture event of default related to our failure.

        The ability of the certificateholders of any one pass through trust to cause the indenture trustee for any equipment notes held in the pass through trust to accelerate the payment on the equipment notes under the related Indenture or to direct the exercise of remedies by the indenture trustee under the related Indenture will depend, in part, upon the proportion of the total principal amount of the equipment notes outstanding under the Indenture held in the pass through trust to the total principal amount of all equipment notes outstanding under that Indenture. In addition, if cross-subordination provisions are applicable to the pass through certificates, the ability of the certificateholders of any one pass through trust holding equipment notes issued under related Indentures to cause the indenture trustee to accelerate the equipment notes or to direct the exercise of remedies by the indenture trustee under the related Indenture will depend, in part, on the delegation of control to a pass through trustee or any other entity designated to exercise such control, as described in the applicable prospectus supplement.

        Each pass through trust may hold equipment notes with different terms from those of the equipment notes held in any other pass through trust. Therefore, the certificateholders of a pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trusts holding equipment notes relating to the same Indenture. In addition, so long as the same institution or an affiliate of that institution acts as pass through trustee of one or more pass through trusts holding equipment notes issued under that Indenture, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee for that pass through trust could be faced with a potential conflict of interest upon an indenture event of default. In that event, we expect that the pass through trustee would resign as pass through trustee of one or all of the affected pass through trusts, and a successor pass through trustee would be appointed.

        The prospectus supplement for a series of pass through certificates will specify whether and under what circumstances the pass through trustee may or will sell for cash to any person all or part of the equipment notes held in the related pass through trust. A person other than the pass through trustee may exercise the right to make a sale if the applicable series of pass through certificates are subject to any intercreditor, subordination or similar arrangements, and the proceeds or any sale will be distributed as prescribed by those arrangements. Any proceeds received by the pass through trustee upon any sale that are distributable to the certificateholders of a particular pass through trust will be deposited in an account established by the pass through trustee for the benefit of the certificateholders of that pass through trust and will be distributed to the certificateholders of that pass through trust on a special distribution date. The market for equipment notes in default may be very limited and thus, it may not be possible to sell them for a reasonable price. Furthermore, if the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which an indenture event of default exists for less than their outstanding principal amount, the certificateholders of the pass through trust, or any pass through trust that is subordinate by virtue of any cross subordination provisions, will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, the pass through trustee or any other person, including, in the case of any leased aircraft, the related owner trustee or owner participant. Neither the pass through trustee nor the certificateholders of that pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust as long as no indenture event of default existed with respect to the remaining equipment notes.

        For any pass through trust, the pass through trustee will deposit into the special payments account for that pass through trust any amount, other than scheduled payments received on a regular distribution date or within ten business days thereafter, distributed to the pass through trustee by the indenture trustee under any Indenture on account of the equipment notes held in that pass through trust following an indenture event of default under the Indenture and the pass through trustee will distribute that amount to the certificateholders of that pass through trust on a special distribution date. In addition, if a Leased Aircraft Indenture provides that the applicable owner trustee or owner participant may, under circumstances specified in the Leased Aircraft Indenture, redeem or purchase some or all of the outstanding equipment notes issued under that Leased Aircraft Indenture, the pass through trustee will deposit in the special payments account for that pass through trust the price paid by the owner trustee or owner participant to the pass through trustee for any of the equipment notes issued under that Leased Aircraft Indenture and held in that pass through trust. The pass through trustee will distribute the price paid to the certificateholders of that pass through trust on a special distribution date. Any funds held by the pass through trustee in the special payments account for that pass through trust will, to the extent practicable, be invested by the pass through trustee in permitted investments pending the distribution of these funds on a special distribution date. The applicable prospectus supplement will describe these permitted investments.

        The Pass Through Trust Agreements provide that the pass through trustee will, within 90 days after the occurrence of a default under any pass through trust, notify the certificateholders of the pass through trust by mail of all uncured or unwaived defaults with respect to the pass through trust known to it. However, the pass through trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interests of the certificateholders, except in the case of default in the payment of principal of, or any premium or interest on, any of the equipment notes held in the pass through trust. The term "default" means the occurrence of any event of default with respect to a pass through trust, except that in determining whether an event of default has occurred any grace period or notice in connection with that event of default will be disregarded.

        The Pass Through Trust Agreements provide that for each pass through trust, subject to the duty of the pass through trustee during a default to act with the required standard of care, the pass through trustee is entitled to be indemnified by the certificateholders of the pass through trust before proceeding to exercise any right or power under the pass through trust or any intercreditor agreement at the request of the certificateholders.

        The applicable prospectus supplement will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default or event of default with respect to that pass through trust and its consequences. The prospectus supplement will also specify the percentage of certificateholders of that pass through trust, or of any other pass through trust holding equipment notes issued under related Indentures, entitled to waive, or to instruct the pass through trustee or the indenture trustee to waive, any past indenture event of default under any related Indenture and annul any direction given with respect to that indenture event of default.

        Subject to any intercreditor agreement, in some cases, the certificateholders of a majority of the total fractional undivided interests in a pass through trust (a) may on behalf of all certificateholders of that pass through trust or (b) if the pass through trustee is the controlling party under an intercreditor agreement, may direct the pass through trustee to instruct the applicable indenture trustee to, waive any past default with respect to that pass through trust and annul any direction given by the certificateholders to the pass through trustee or the indenture trustee with respect to the default. However, subject to any intercreditor agreement, all of the certificateholders of that pass through trust must consent in order to waive (1) a default in payment of the principal of, or any premium or interest on, any of the equipment notes held in the pass through trust and (2) a default in respect of any covenant or provision of the relevant Pass Through Trust Agreement that cannot be modified or amended without the consent of each certificateholder of the pass through trust affected by the waiver.

Modifications of the Pass Through Trust Agreements

        The Pass Through Trust Agreements contain provisions permitting us and the relevant pass through trustee to enter into a supplement to the related pass through trust agreement or any note purchase agreement or any intercreditor, subordination or similar agreement or liquidity facility, without the consent of the certificateholders of the relevant pass through trust, to:

  (1)
  evidence the succession of another corporation to us and the assumption by that corporation of our obligations under the Pass Through Trust Agreements, any note purchase agreement and any intercreditor, subordination or similar agreement or liquidity facility;

  (2)
  add to our covenants for the benefit of the related certificateholders;

  (3)
  surrender any right or power conferred upon us in the Pass Through Trust Agreements, any note purchase agreement or any intercreditor, subordination or similar agreement or liquidity facility;

  (4)
  cure any ambiguity or correct or supplement any defective or inconsistent provision of the Pass Through Trust Agreements, any note purchase agreement, any intercreditor agreement or any liquidity facility or make or modify any other provision in regard to matters or questions arising thereunder that will not materially adversely affect the interests of the related certificateholders;

  (5)
  evidence and provide for a successor pass through trustee for some or all of the pass through trusts or add to or change any provision of the Pass Through Trust Agreements as necessary to facilitate the administration of the pass through trusts under those agreements by more than one pass through trustee;

  (6)
  comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any pass through certificates may be listed or of any regulatory body;

  (7)
  modify, eliminate or add to the provisions of the Pass Through Trust Agreements to the extent necessary to continue to qualify the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended, or any similar federal statute and add to the Pass Through Trust Agreements other provisions as may be expressly permitted by the Trust Indenture Act; and

  (8)
  provide information to the pass through trustee as required in the Pass Through Trust Agreements.

        No modification may cause the pass through trust to fail to qualify as a "grantor trust" for federal income tax purposes.

        The Pass Through Trust Agreements also provide that we and the relevant pass through trustee, with the consent of the certificateholders evidencing fractional undivided interests together representing not less than a majority in interest of the affected pass through trust, may execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Trust Agreements, to the extent relating to the pass through trust, any note purchase agreement, any intercreditor, subordination or similar agreement or any liquidity facility or modifying the rights of the certificateholders. No supplemental agreement may, however, without the consent of each affected certificateholder:

  (1)
  reduce the amount of, or delay the timing of, any payments on the equipment notes held in the pass through trust, or distributions in respect of any pass through certificate of the pass through trust;

  (2)
  change the date or place of payment or change the currency in which the pass through certificates are payable other than that provided for in the pass through certificates;

  (3)
  impair the right of any certificateholder to take legal action for the enforcement of any payment when due;

  (4)
  permit the disposition of any equipment note included in the trust property, except as provided in the relevant Pass Through Trust Agreement or any intercreditor agreement;

  (5)
  alter the priority of distributions specified in any relevant intercreditor agreement in a manner adverse to the holders of the pass through certificates of that series; or

  (6)
  reduce the percentage of the total fractional undivided interests of the pass through trust that must consent to approve any supplemental agreement or to waive compliance with the relevant Pass Through Trust Agreement or to waive events of default.

Cross-Subordination Issues

        The equipment notes issued under an Indenture may be held in more than one pass through trust and a pass through trust may hold equipment notes issued under more than one Indenture. Unless otherwise provided in a prospectus supplement, only equipment notes of the same class may be held in the same pass through trust. A pass through trust that holds equipment notes that are junior in priority of payment to the equipment notes held in another pass through trust formed as part of the same offering of pass through certificates as a practical matter are subordinated to the other pass through trust. In addition, the pass through trustees on behalf of one or more pass through trusts may enter into an intercreditor or subordination agreement that establishes priorities among different classes of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a particular pass through trust before they are made to the certificateholders of one or more other trusts. For example, an agreement may provide that payments made to a pass through trust on account of a subordinate class of equipment notes issued under one Indenture may be subordinated to the prior payment of all amounts owing to certificateholders of a pass through trust that holds senior equipment notes issued under that Indenture or any related Indentures.

        A prospectus supplement related to an issuance of pass through certificates will describe any intercreditor agreement and the cross-subordination provisions and any related terms, including the percentage of certificateholders under any pass through trust which are permitted to (1) grant waivers of defaults under any related Indenture, (2) consent to the amendment or modification of any related Indentures or (3) direct the exercise of remedial actions under any related Indentures.

Termination of Pass Through Trusts

        Our obligations and the obligations of the pass through trustee with respect to a pass through trust will terminate upon the distribution to the certificateholders of that pass through trust of all amounts required to be distributed to them under the relevant Pass Through Trust Agreement and the disposition of all property held in the pass through trust. The pass through trustee will notify each certificateholder of record of the pass through trust by mail of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution for each certificateholder of the pass through trust will be made only upon surrender of that certificateholder's pass through certificates at the office or agency of the pass through trustee specified in the termination notice.

Delayed Purchase

        If, on the date of issuance of any pass through certificates, all of the proceeds from the sale of the pass through certificates are not used to purchase the equipment notes contemplated to be held in the related pass through trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the cut-off date specified in the prospectus supplement related to the pass through certificates.

        In this event, the pass through trustee will hold the proceeds from the sale of the pass through certificates not used to purchase equipment notes under an arrangement described in the applicable prospectus supplement. This arrangement may include:

  (1)
  the investment of the proceeds by the pass through trustee in specified permitted investments;

  (2)
  the deposit of the proceeds in a deposit or escrow account held by a separate depositary or escrow agent; or

  (3)
  the purchase by the pass through trustee of debt instruments issued on an interim basis by us, which may be secured by a collateral account or other security or property described in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the arrangements with respect to the payment of interest on funds so held. If any proceeds are not subsequently utilized to purchase equipment notes by the date specified in the applicable prospectus supplement, including by reason of a casualty to one or more aircraft, the proceeds will be returned to the holders of the related pass through certificates.

Merger, Consolidation and Transfer of Assets

        We may not consolidate with or merge into any other corporation or transfer all or substantially all of our assets as an entirety to any other corporation, unless, among other things, we are the surviving corporation or the successor or transferee corporation expressly assumes all of our obligations under the Pass Through Trust Agreements.

Liquidity Facility

        A prospectus supplement may provide that one or more payments of interest on the pass through certificates of one or more pass through trusts will be supported by a liquidity facility issued by an institution identified in the prospectus supplement. The provider of the liquidity facility may have a claim senior to the certificateholders' as specified in the prospectus supplement.

The Pass Through Trustee; the Indenture Trustee

        We will name the pass through trustee for each of the pass through trusts in a prospectus supplement. The pass through trustee and any of its affiliates may hold pass through certificates in their own names. The pass through trustee may act as trustee under other financings of ours.

        The pass through trustee may resign as trustee under any or all of the pass through trusts at any time. We may remove the pass through trustee and appoint a successor trustee, or any certificateholder of the pass through trust holding pass through certificates for at least six months may, on behalf of that certificateholder and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee, if the pass through trustee:

  (1)
  fails to comply with Section 310 of the Trust Indenture Act, after written request for compliance by us or any pass through certificateholder of the pass through trust holding pass through certificates for at least six months;

  (2)
  ceases to be eligible to continue as pass through trustee;

  (3)
  becomes incapable of acting as pass through trustee; or

  (4)
  is adjudged bankrupt or insolvent.

        In addition, the certificateholders holding more than 50% in total amount of the related pass through certificates may remove the pass through trustee of any pass through trust at any time.

        Unless otherwise provided in the prospectus supplement, in the case of the resignation or removal of the pass through trustee, we or, if we have not appointed a new trustee within one year, the certificateholders holding more than 50% in total amount of the related pass through certificates may, with our approval, appoint a successor pass through trustee. The resignation or removal of the pass through trustee for any pass through trust and the appointment of the successor trustee for the pass through trust does not become effective until acceptance of the appointment by the successor trustee. Under the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee are to the pass through trustee acting in that capacity under each of the pass through trusts and should be read to take into account the possibility that each of the pass through trusts could have a different successor trustee in the event of a resignation or removal.

        The Pass Through Trust Agreement provides that we will pay, or cause to be paid, the pass through trustee's fees and expenses and indemnify the pass through trustee against specified liabilities described in the prospectus supplement.

DESCRIPTION OF THE EQUIPMENT NOTES

        The discussion that follows is a summary that is not complete and does not describe every aspect of the equipment notes. Where no distinction is made between the equipment notes relating to leased aircraft and owned aircraft or between their respective Indentures, the summary applies to any equipment note and any Indenture. The prospectus supplement will describe most of the financial terms and other specific terms of any series of equipment notes. Because the terms of the specific equipment notes may differ from the general information provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below. The applicable prospectus supplement will describe the specific terms of the equipment notes, the Indentures, the Participation Agreements, the Leases, if any, and any other agreements, relating to any particular offering of pass through certificates.

        For each owned aircraft, we will issue equipment notes as our direct obligations and the indenture trustee will authenticate the equipment notes under an Owned Aircraft Indenture. Unless otherwise specified in a prospectus supplement, all of the equipment notes issued under the same Owned Aircraft Indenture will relate to a specific owned aircraft and will not be secured by any other aircraft. The prospectus supplement will identify the owned aircraft relating to each Owned Aircraft Indenture and the related equipment notes. We will be directly obligated under each Owned Aircraft Indenture to make payments of principal of, and any premium and interest on, the related equipment notes.

        For each leased aircraft, the owner trustee will issue equipment notes as nonrecourse obligations of the owner trustee, in each case acting for a separate owner trust for the benefit of an owner participant, and the indenture trustee will authenticate the equipment notes under a Leased Aircraft Indenture. Unless otherwise specified in a prospectus supplement, all of the equipment notes issued under the same Leased Aircraft Indenture will relate to and will be secured by a specific leased aircraft and will not be secured by any other aircraft. In each case, the owner trustee will lease the leased aircraft to us under a separate Lease between the owner trustee and us.

        Upon the commencement of the Lease for any leased aircraft, we will be obligated to make rent payments under the Lease that will be sufficient to pay the principal of, and accrued interest on, the related equipment notes when and as due and payable. The equipment notes related to leased aircraft will not, however, be obligations of ours or guaranteed by us. Our obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of ours.

        For any owned aircraft, if specified in a prospectus supplement, we may arrange for an owner trustee, acting for an owner trust for the benefit of an owner participant, to purchase the owned aircraft from us and lease the aircraft back to us under a "net lease," after the sale of the related equipment notes to the pass through trustee for each applicable pass through trust and the offering and sale of the related pass through certificates under the prospectus supplement. In addition, if specified in the prospectus supplement, we may substitute other aircraft, cash and/or U.S. government securities in place of the owned aircraft securing the related equipment notes. The prospectus supplement will describe terms and conditions of any sale and leaseback transaction or substitution.

        The applicable prospectus supplement will describe any refinancing arrangements with respect to any aircraft, including whether a separate trust will be created to issue notes.

Principal and Interest Payments

        The pass through trustee will pass through interest received by the pass through trustee on the equipment notes constituting trust property of each pass through trust to the certificateholders of that pass through trust on a pro rata basis on the dates and at the rate indicated in a prospectus supplement. The equipment notes may bear interest at a fixed or a floating rate or may be issued at a discount.

        Each pass through trust will hold equipment notes on which principal is payable in scheduled amounts and on specified dates as indicated in a prospectus supplement. The pass through trustee will pass through principal received by the pass through trustee on the equipment notes to the certificateholders of the related pass through trust as specified in the prospectus supplement.

        If any date scheduled for any payment of principal of, or any premium or interest on, the equipment notes is not a business day, that payment will be made on the next succeeding business day without any additional interest, unless otherwise provided in the applicable prospectus supplement.

Prepayment

        A prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the related equipment notes may or must be prepaid, in whole or in part, prior to the stated maturity date of the equipment notes, any premium applicable upon some prepayments and other terms applying to the prepayment of the equipment notes.

Security

        The equipment notes related to leased aircraft issued under each Leased Aircraft Indenture will be secured by:

  •
  an assignment by the related owner trustee to the indenture trustee of the owner trustee's rights, except for the limited rights described below and in the prospectus supplement, under the applicable Lease, including the right to receive rent and other payments; and

  •
  a security interest granted to the indenture trustee in the related leased aircraft, subject to our rights under the Lease and other property or rights, if any, described in the applicable prospectus supplement.

        The assignment by the owner trustee to the indenture trustee of its rights under each Lease will exclude rights of the owner trustee and the related owner participant relating to:

  •
  indemnification by us;

  •
  proceeds of public liability insurance payable to the owner trustee in its individual capacity and to the owner participant under insurance maintained by us under the Lease;

  •
  proceeds of any insurance policies separately maintained by the owner trustee in its individual capacity or by the owner participant;

  •
  proceeds of any insurance policies maintained by us that are not required to be maintained under the Lease; and

  •
  any rights of the owner trustee or owner participant to enforce payment of the amounts listed in the preceding four clauses.

        The prospectus supplement will describe any limitations on the right of the indenture trustee to exercise any of the rights of the owner trustee under the related Lease, except the right to receive payments of rent due.

        Our obligations in respect of each leased aircraft will be those of a lessee under a "net lease." Accordingly, we will be obligated, among other things, to pay all costs of operating and maintaining the aircraft.

        The prospectus supplement will describe the required insurance coverage for the aircraft.

        The equipment notes issued under each Owned Aircraft Indenture will be secured by a security interest granted to the indenture trustee in all of our right, title and interest in and to the related owned aircraft. Each Owned Aircraft Indenture will require us to pay all costs of operating and maintaining the aircraft.

        Unless otherwise specified in a prospectus supplement, there will be no cross-collateralization provisions in the Indentures. As a result, unless otherwise specified in the prospectus supplement, the equipment notes issued in respect of one of the aircraft will not be secured by any other aircraft and, in the case of equipment notes related to leased aircraft, the related Leases. Unless otherwise specified in a prospectus supplement, there will be no cross-default provisions in the Indentures. As a result, unless so specified, events resulting in an event of default under any particular Indenture may not result in an event of default occurring under any other Indenture.

        Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of the aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, and to enforce any of their other rights or remedies to sell, lease or otherwise dispose of the aircraft, is not affected by any other provision of Chapter 11 of the Bankruptcy Code or any power of the bankruptcy court.

        Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft and enforce any of its other rights or remedies to sell, lease or otherwise dispose of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings unless specifically permitted by the bankruptcy court. These rights to take possession and enforce any other rights or remedies to sell, lease or otherwise dispose of an aircraft may not be exercised at all if, within the 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after that date and cures all existing defaults within the time period set forth in Section 1110 (other than defaults that are a breach of a provision relating to the financial condition, bankruptcy, insolvency or reorganization of the debtor). The prospectus supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related aircraft.

        The indenture trustee will invest and reinvest funds, if any, held from time to time by the indenture trustee with respect to any aircraft, including funds held as the result of an event of loss to the aircraft or termination of the Lease, at our direction, except, with respect to a leased aircraft, in the case of a lease event of default under the applicable Lease or, with respect to an owned aircraft, in the case of an indenture event of default under the applicable Indenture, in investments described in the related Indenture. We will pay the amount of any net loss resulting from any investment directed by us.

Registration of the Aircraft

        Unless otherwise specified in a prospectus supplement, we, except under specified circumstances, must register and keep each aircraft registered under Title 49 of the United States Code (the "Transportation Code"), in our name, in the case of an owned aircraft, or in the name of the owner trustee, after commencement of a Lease in the case of a leased aircraft. We must also record and maintain the recordation of the Indenture and the Lease, if any, relating to each aircraft under the Transportation Code. This recordation of the Indenture and the Lease, if any, relating to each aircraft will give the indenture trustee a security interest in each aircraft perfected under the Transportation Code, which perfected security interest will, with limited exceptions, be recognized in those jurisdictions that have ratified the Convention on the International Recognition of Rights in Aircraft (the "Convention").

        We may, in specified circumstances, register any aircraft in countries other than the United States. Each aircraft may be operated by us, or placed under lease, sublease or interchange arrangements with carriers domiciled outside of the United States. If an indenture event of default occurs, the ability of the indenture trustee to realize on its security interest in the aircraft could be adversely affected as a legal or practical matter if the aircraft were located outside the United States. There is no guarantee that, even if that jurisdiction is a party to the Convention, as a practical matter, the indenture trustee would be able to realize upon its security interest if an indenture event of default occurs.

Payments and Limitations of Liability

        For each leased aircraft, the related owner trustee will lease the leased aircraft to us for a term expiring on a date not earlier than the latest maturity date of the equipment notes issued with respect to that leased aircraft, unless the Lease is previously terminated as permitted by the terms of the Lease. The owner trustee under the related Leased Aircraft Indenture will assign to the indenture trustee the basic rent and other specified payments of ours under each Lease to provide the funds necessary to pay principal of and interest due from the owner trustee on the equipment notes issued under that Leased Aircraft Indenture. Each Lease will provide that under no circumstances will our basic rent payments be less than the scheduled payments of principal and interest on the related equipment notes.

        Except when we purchase a leased aircraft and assume the equipment notes related to that leased aircraft, the equipment notes related to leased aircraft will not be obligations of ours or guaranteed by us. Neither the owner trustee nor the indenture trustee, in their individual capacities, will be liable to any certificateholder or, in the case of the owner trustee, in its individual capacity, to us or the indenture trustee for any amounts payable or for any liability under the equipment notes or the Leased Aircraft Indentures, except as provided in the Leased Aircraft Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the owner trustee. Except when we have assumed any equipment notes related to a leased aircraft, all amounts payable under the equipment notes related to leased aircraft, other than payments made in connection with an optional redemption or purchase of equipment notes by the related owner trustee or the related owner participant, will be made only from the assets subject to the lien of the Leased Aircraft Indenture. These assets include rent payable by us under the Lease with respect to that leased aircraft and amounts received under any applicable liquidity facility or similar arrangement.

Defeasance of the Indentures and the Equipment Notes

        If specified in the applicable prospectus supplement, our obligations or the obligations of the related owner trustee under the applicable Indenture will be discharged on the date that we or the owner trustee, as the case may be, deposit with the related indenture trustee a sufficient amount of money or U.S. government obligations to make all required payments on the related equipment notes when those payments are due. The due dates may include one or more redemption dates. All payments must be made in accordance with the terms of the equipment notes. We or the owner trustee, as applicable, will remain obligated to register the transfer or exchange of equipment notes, to replace stolen, lost, destroyed or mutilated equipment notes, to maintain paying agencies and hold money for payment in trust. A discharge may occur only if the Internal Revenue Service has published a ruling stating that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        The holders of equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the related Indenture and this lien will terminate:

  •
  upon defeasance;

  •
  upon payment in full of the principal of, and any premium and interest on, all equipment notes issued under the Indenture; or

  •
  upon deposit with the indenture trustee of money sufficient to pay when due payments of principal of, and any premium and interest on, the equipment notes, no earlier than one year before the maturity date.

Our Assumption of Obligations

        If specified in the applicable prospectus supplement with respect to any leased aircraft, we may purchase the leased aircraft before the end of the term of the related Lease. In connection with this purchase, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the Leased Aircraft Indenture with respect to the aircraft, including the obligations to make payments in respect of the related equipment notes. In this event, the Leased Aircraft Indenture will be amended and restated to incorporate specified provisions of the related Lease, including provisions relating to maintenance, possession and use of the aircraft, liens, insurance and events of default. The equipment notes issued under the Leased Aircraft Indenture will continue to be outstanding and secured by the aircraft. The applicable prospectus supplement will describe the terms and conditions of any assumption.

Owner Participant; Revisions to Agreements

        If specified in the applicable prospectus supplement, at the time pass through certificates are issued, we may still be seeking owner participants for the owner trusts relating to an aircraft. We or an affiliate will hold the beneficial interest under the owner trust agreement relating to this aircraft until the date on which a prospective owner participant commits to participate in the purchase price of the aircraft. The applicable prospectus supplement will specify any deadline to obtain the commitment of an owner participant. We or our affiliate will transfer to the owner participant on that date our or our affiliate's beneficial interest under the owner trust agreement. Prospective owner participants may request revisions to the participation agreement, Lease, trust agreement and Indenture so that the terms of the agreements applicable to these aircraft may differ from the description of the agreements contained in the applicable prospectus supplement. The prospectus supplement will describe the extent to which any terms can be changed at the request of prospective owner participants.

Indenture Events of Default and Remedies

        For any pass through trust, a prospectus supplement will describe the indenture events of default under the Indentures related to the equipment notes to be held by the pass through trust, the remedies that the indenture trustee may exercise with respect to the related aircraft, either at its own initiative or upon instruction from holders of the related equipment notes, and other provisions relating to the occurrence of an indenture event of default and the exercise of remedies.

Liquidity Facility

        The applicable prospectus supplement may provide that a "liquidity facility" will support payments of principal, any premium or interest on, the equipment notes of one or more series, or distributions in respect of the pass through certificates of one or more series. A liquidity facility may include a letter of credit, a revolving credit agreement, an insurance policy, surety bond or financial guaranty, or any other type of agreement or arrangement for the provision of liquidity support. The applicable prospectus supplement will identify the institution or institutions providing any liquidity facility. Unless otherwise provided in the applicable prospectus supplement, the provider of any liquidity facility will have a senior ranking in priority of payment with respect to any funds received with respect to the assets securing the affected equipment notes and on the trust property of the affected pass through trusts.

Intercreditor Issues

        Equipment notes may be issued in different classes, which means that the equipment notes may have different payment priorities even though issued by the same owner trustee and related to the same aircraft. In this event, the applicable prospectus supplement will describe the priority of distributions among the equipment notes and any liquidity facilities, the ability of any class to exercise and enforce any or all remedies with respect to the related aircraft and, if the equipment notes are related to leased aircraft, the Lease, and other intercreditor terms and provisions.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the pass through certificates is directed to initial purchasers of the pass through certificates at the "issue price" who hold the pass through certificates as a capital asset. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, called the "Code", proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, in effect as of the date of this prospectus. The discussion is addressed to beneficial owners of pass-through certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations or partnerships (including entities treated as such for United States federal income tax purposes) created or organized in or under the laws of the United States, any State or the district of Columbia, estates the income of which is subject to United States federal income taxation regardless of its source or, generally, trusts if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more of the foregoing have the authority to control all substantial decisions of such trust. Changes to existing tax laws, regulations, rulings and court decisions, which could have retroactive effect, may alter the consequences described below. This discussion does not address United States federal income tax consequences applicable to certificateholders that are subject to special treatment under the United States federal income tax laws, including banks and thrifts, life insurance companies, regulated investment companies, dealers in securities, holders that will hold the pass through certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the certificates and one or more other investments, non-U.S. Certificateholders, trusts or estates and pass-through entities with any of these specified investors as beneficial owners. This discussion does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States. You should read this discussion in conjunction with any additional discussion of United States federal income tax consequences and additional opinions included in the applicable prospectus supplement. To the extent that any provision in any prospectus supplement is inconsistent with any provision of the summary, the provision of the prospectus supplement will control. You should consult your own tax advisors about the application of the United States federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction. The pass through trusts are not indemnified for any United States federal income taxes that may be imposed upon them. Any income taxes imposed on a pass through trust could result in a reduction in amounts available for distribution to certificateholders.

Tax Status of the Trusts

        The pass through trusts will not themselves be subject to United States federal income taxation. Except as discussed in a prospectus supplement, although there is no authority that addresses the characterization of entities that are similar to the pass through trusts in all material respects, based upon an interpretation of analogous authorities under existing law, each pass through trust should be classified as a grantor trust for United States federal income tax purposes. We assume in the following discussion that the pass through trusts will be classified as grantor trusts.

Taxation of Certificateholders

        A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the equipment notes and any other property held by the related pass through trust. Accordingly, each certificateholder will be required to report on its United States federal income tax return its pro rata share of the gross income from each of the equipment notes and any other property held in the related pass through trust, under the certificateholder s usual method of accounting. Each certificateholder may deduct, consistent with its method of accounting, its pro rata share of the fees and expenses paid or incurred by the pass through trust as provided in Section 162 or 212 of the Code. Some fees and expenses may, however, be borne by parties other than the certificateholders. The pass through trust may be treated as having constructively received these fees and expenses so that each certificateholder would be required to include in income and would be entitled to deduct its pro rata share of these constructively-received fees and expenses. Certificateholders who are individuals, estates or trusts will be allowed to deduct expenses only to the extent they exceed, together with the certificateholder's other miscellaneous itemized deductions, 2% of the certificateholder's adjusted gross income. In addition, in the case of individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

        If an equipment note held by a pass through trust is prepaid for an amount that differs from a certificateholder's aggregate adjusted basis in the equipment note, the certificateholder will be considered to have sold his pro rata share of that equipment note, and will recognize any gain or loss equal to the difference between the certificateholder's adjusted basis and the amount realized from the prepayment. However, any amount realized from prepayment which is attributable to accrued interest would be taxable as ordinary interest income if not previously included in income. A certificateholder's adjusted basis is determined by allocating the purchase price for the pass through certificate among the equipment notes and other property in the pass through trust in proportion to their fair market values at the time of purchase of the pass through certificate. Any gain or loss will be long-term capital gain or loss if the equipment note has been held for more than one year. Net capital gains of individuals are, in general, taxed at lower rates than items of ordinary income.

Sales or Other Taxable Disposition of Pass Through Certificates

        A certificateholder who sells or otherwise disposes of a pass through certificate in a taxable transaction will recognize capital gain or loss, equal to the difference between the amount realized on the sale or disposition, except for amounts representing accrued interest taxable as ordinary interest income, if not previously included in income, and the certificateholder's adjusted tax basis in the pass through certificate. In general, a certificateholder's adjusted tax basis in a certificate will equal the purchase price for the certificate. Gain or loss will be long-term capital gain or loss if the pass through certificate was held for more than one year, except for amounts attributable to property held by pass through trust for one year or less. Any long-term capital gains are taxable to corporate taxpayers at ordinary income tax rates. Any long-term capital gains are taxable to individual taxpayers at a maximum rate of 15% for taxable years ending on or after May 6, 2003 and beginning before January 1, 2009, and at a maximum rate of 20% thereafter. Corporate taxpayers may deduct capital losses only to the extent of capital gains. Individual taxpayers may deduct capital losses only to the extent of capital gains plus $3,000 of other income.

Bond Premium

        A certificateholder generally will be considered to have acquired an interest in an equipment note at a bond premium to the extent the certificateholder's tax basis allocable to the equipment note exceeds the remaining principal amount of the equipment note allocable to the certificateholder's pass through certificate. A certificateholder may be able to amortize the bond premium, generally on a constant yield basis, as an offset to interest income with corresponding reductions in the certificateholder's tax basis in the equipment note and any other property held in the pass through trust. You should consult your own tax advisors regarding the advisability and consequences of an election to amortize any bond premium on the equipment notes.

Original Issue Discount

        Unless specified in the applicable prospectus supplement, the equipment notes will not be issued with original issue discount unless the aggregation rules contained in the Treasury regulations apply.

Under those rules, if one investor purchases pass through certificates issued by more than one pass through trust, some of the certificateholder's interests in the equipment notes in those pass through trusts must be treated together as a single debt instrument, which, for purposes of calculating and amortizing any original issue discount, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to a certificateholder, the equipment notes could be treated as having been issued with original issue discount to that certificateholder. Generally, a holder of a debt instrument issued with more than a de minimis amount of original issue discount must include the original issue discount in income for United States federal income tax purposes as it accrues, in advance of the receipt of the cash, under a method that takes into account the compounding of interest. You should consult your own tax advisors regarding the aggregation and original issue discount rules.

Backup Withholding

        In general, payments made on pass through certificates will be subject to information reporting requirements. Payments made on pass through certificates, and proceeds from the sale of pass through certificates to or through brokers, may be subject to "backup" withholding unless the certificateholder complies with reporting procedures specified in Treasury regulations or is exempt from these requirements. Any withheld amounts will be allowed as a credit against the certificateholder's United States federal income tax and may entitle the certificateholder to a refund if the required information is furnished to the Internal Revenue Service. The Internal Revenue Service may impose penalties on a certificateholder who is required to supply information but does not do so in the proper manner. You should consult your own tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

ERISA CONSIDERATIONS

        Unless otherwise indicated in the applicable prospectus supplement, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 or an individual retirement account or an employee benefit plan subject to section 4975 of the Internal Revenue Code may, subject to legal restrictions, purchase and hold pass through certificates. A fiduciary of an employee benefit plan must determine that the purchase and holding of a pass through certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA. The pass through certificates may, subject to legal restrictions, be purchased and held by such plans.

PLAN OF DISTRIBUTION

        The pass through certificates may be sold through agents, to or through underwriters or directly to other purchasers.

        We may effect the distribution of the pass through certificates from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        Agents designated by us from time to time may solicit offers to purchase pass through certificates. The applicable prospectus supplement will name any agent involved in the offer or sale of the pass through certificates and specify any commissions payable by us to that agent. Unless otherwise indicated in a prospectus supplement, any agent will act on a best efforts basis for the period of its appointment. The Securities Act may deem an agent to be an underwriter of the pass through certificates so offered and sold.

        If pass through certificates are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for that sale is reached. The prospectus supplement that the underwriters will use to resell the pass through certificates to the public will specify the managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including any commissions, discounts and any other compensation of the underwriters and dealers. If underwriters are utilized in the sale of the pass through certificates, the underwriters will acquire the pass through certificates for their own account and they may resell the pass through certificates from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Pass through certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If underwriters are utilized in the sale of the pass through certificates, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of pass through certificates must purchase all of the pass through certificates if any are purchased.

        If a dealer is utilized in the sale of the pass through certificates, the pass through certificates will be sold by the pass through trustee to the dealer as principal. The dealer may then resell the pass through certificates to the public at varying prices to be determined by the dealer at the time of resale. The Securities Act may deem a dealer to be an underwriter of the pass through certificates so offered and sold. The applicable prospectus supplement will name the dealer and describe the terms of the transaction.

        Offers to purchase pass through certificates may be solicited directly and the sale of the pass through certificates may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the pass through certificates. The prospectus supplement will describe the terms of any sales.

        Under agreements which may be entered into by us, underwriters and agents who participate in the distribution of pass through certificates may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act.

        Unless otherwise provided in a prospectus supplement, we do not intend to apply for the listing of any series of pass through certificates on a national securities exchange. If the pass through certificates of any series are sold to or through underwriters, the underwriters may make a market in the pass through certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the pass through certificates. The underwriters, in their sole discretion could discontinue any market making at any time. Accordingly, we can give no assurance as to the liquidity of, or trading markets for, the pass through certificates of any series. We will describe the nature of any material relationship in any prospectus supplement naming such underwriter or agent.

        The underwriters or agents and their associates may be customers of ours, engage in transactions with us, and perform services for us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, agents, underwriters or dealers may be authorized to solicit offers by some institutions to purchase pass through certificates at the public offering prices set forth in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission that will be paid to agents, underwriters and dealers soliciting purchases of pass through certificates under delayed delivery contracts accepted by us.

LEGAL MATTERS

        Unless otherwise indicated in a prospectus supplement, the validity of the pass through certificates to be offered by this prospectus and certain federal income tax matters with respect to the pass through certificates will be passed upon for us by Vedder, Price, Kaufman & Kammholz, P.C., New York, New York and for any agents, underwriters or dealers by Shearman & Sterling LLP, New York, New York.

EXPERTS

        The consolidated financial statements and schedule of JetBlue Airways Corporation appearing in JetBlue Airways Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on February 11, 2004.

  •
  our Current Report on Form 8-K, filed on March 31, 2004.

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on
  April 26, 2004.

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on July 27, 2004.

  •
  our Current Report on Form 8-K, filed on October 8, 2004.

  •
  our Current Report on Form 8-K/A, filed on October 8, 2004.

  •
  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on November 1, 2004.

        All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the pass through certificates offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

JetBlue Airways Corporation
118-29 Queens Boulevard
Forest Hills, New York 11375
Attention: Legal Department
(718) 709-3026

        Documents may also be available on our website at http://investor.jetblue.com. Information contained on our website is not a prospectus and does not constitute part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses payable by the Registrant in connection with the distribution of the securities being registered. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.

SEC registration fee	$86,284
Printing and engraving expenses	50,000
Blue sky fees and expenses	10,000
Legal fees and expenses	200,000
Accounting fees and expenses	15,000
Miscellaneous fees and expenses	50,000

Total	$411,284

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Article VIII, Section 6, of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Company or its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors, a form of which is attached as Exhibit 10.20 to its Registration Statement on Form S-1, filed on February 12, 2002. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant maintains directors and officers liability insurance.

Item 16.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits.

        The following exhibits are filed herewith or incorporated by reference.

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement for Common Stock or Preferred Stock.
1.2	Form of Underwriting Agreement for Debt Securities.
1.3	Form of Underwriting Agreement Relating to Pass Through Certificates.(1)
4.1	Form of Indenture Relating to Debt Securities.
4.2	Form of Debt Security.(1)
4.3	Form of Pass Through Trust Agreement.
4.4	Form of Pass Through Trust Certificate (included in Exhibit 4.3).
4.5	Form of Preferred Stock Certificate.(1)
4.6	Form of Common Stock Certificate.(2)
4.7	Amended and Restated Registration Rights Agreement, dated as of August 10, 2000, by and among JetBlue Airways Corporation and the Stockholders named therein.(2)
4.8
Amendment No. 1, dated as of June 30, 2003, to Amended and Restated Registration Rights Agreement, dated as of August 10, 2000, by and among JetBlue Airways Corporation and the Stockholders named therein.(3)
4.9
Amendment No. 2, dated as of October 6, 2003, to Amended and Restated Registration Rights Agreement, dated as of August 10, 2000, as amended June 30, 2003, by and among JetBlue Airways Corporation and the Stockholders named therein.(4)
4.10
Amendment No. 3, dated as of October 4, 2004, to Amended and Restated Registration Rights Agreement, dated as of August 10, 2000, as amended June 30, 2003 and October 6, 2003, by and among JetBlue Airways Corporation and the Stockholders named therein.(5)
4.11	Stockholder Rights Agreement.(6)
4.12	Summary of Stockholder Rights Agreement.(2)
4.13	Indenture, dated as of July 15, 2003, between JetBlue Airways Corporation and Wilmington Trust Company, as Trustee, relating to the Company's 3 1/2% Convertible Notes due 2033.(7)
4.14	Registration Rights Agreement, dated as of July 15, 2003, among JetBlue Airways Corporation and Morgan Stanley & Co. Incorporated, Raymond James & Associates, Inc. and Blaylock & Partners, L.P.(7)
5.1	Opinion of Nixon Peabody LLP relating to Debt Securities, Preferred Stock and Common Stock.
5.2	Opinion of Vedder, Price, Kaufman & Kammholz, P.C. relating to Pass Through Certificates.

8.1	Tax Opinion of Vedder, Price, Kaufman & Kammholz, P.C. relating to Pass Through Certificates (included in Exhibit 5.2).
12.1	Computation of Ratio of Earnings to Fixed Charges.(8)
23.1	Consent of Nixon Peabody LLP (included in Exhibit 5.1).
23.2	Consent of Vedder, Price, Kaufman & Kammholz, P.C. (included in Exhibit 5.2).
23.3	Consent of Ernst & Young LLP.
24.1	Powers of Attorney (previously filed).
25.1	Statement of Eligibility of Trustee on Form T-1, as Trustee under the Indenture for Debt Securities.(1)
25.2	Statement of Eligibility of Trustee on Form T-1, as Pass Through Trustee under the Pass Through Trust Agreement.

(1)
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

(2)
Previously filed with the SEC as an exhibit to and incorporated herein by reference from our Registration Statement on Form S-1, filed on February 12, 2002, as amended March 19, 2002, April 1, 2002 and April 10, 2002, File No. 333-82576.

(3)
Previously filed with the SEC as an exhibit to and incorporated herein by reference from our Registration Statement on Form S-3, filed on July 3, 2003, as amended July 10, 2003, File No. 333-106781.

(4)
Previously filed with the SEC as an exhibit to and incorporated herein by reference from our Registration Statement on Form S-3, filed on October 7, 2003, as amended March 2, 2004, File No. 33-109546.

(5)
Previously filed with the SEC as an exhibit to and incorporated by reference from our Current Report on Form 8-K/A filed on October 8, 2004.

(6)
Previously filed with the SEC as an exhibit to and incorporated herein by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on February 18, 2003.

(7)
Previously filed with the SEC as an exhibit to and incorporated herein by reference from our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003.

(8)
Previously filed with the SEC as an exhibit to and incorporated herein by reference from (i) Exhibit 12.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on February 11, 2004, and (ii) Exhibit 12.1 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, filed on November 1, 2004.

Item 17.    Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)
    That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d)
  The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulation prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Securities Trust Indenture Act of 1939.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 2, 2004.

JETBLUE AIRWAYS CORPORATION

By:
/s/ JOHN OWEN John Owen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID NEELEMAN* David Neeleman	Chief Executive Officer and Director (Principal Executive Officer)	November 2, 2004
/s/ JOHN OWEN* John Owen	Chief Financial Officer (Principal Financial Officer)	November 2, 2004
/s/ HOLLY NELSON* Holly Nelson	Vice President and Controller (Principal Accounting Officer)	November 2, 2004
/s/ DAVID BARGER* David Barger	Director	November 2, 2004
/s/ DAVID CHECKETTS* David Checketts	Director	November 2, 2004
/s/ KIM CLARK* Kim Clark	Director	November 2, 2004
/s/ JOY COVEY* Joy Covey	Director	November 2, 2004
/s/ MICHAEL LAZARUS* Michael Lazarus	Director	November 2, 2004

/s/ NEAL MOSZKOWSKI* Neal Moszkowski	Director	November 2, 2004
/s/ JOEL PETERSON* Joel Peterson	Director	November 2, 2004
/s/ ANN RHOADES* Ann Rhoades	Director	November 2, 2004
/s/ FRANK SICA* Frank Sica	Director	November 2, 2004
*By:	/s/ HOLLY NELSON Holly Nelson Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement for Common Stock or Preferred Stock.
1.2	Form of Underwriting Agreement for Debt Securities.
1.3	Form of Underwriting Agreement Relating to Pass Through Certificates.(1)
4.1	Form of Indenture Relating to Debt Securities.
4.2	Form of Debt Security.(1)
4.3	Form of Pass Through Trust Agreement.
4.4	Form of Pass Through Trust Certificate (included in Exhibit 4.3).
4.5	Form of Preferred Stock Certificate.(1)
4.6	Form of Common Stock Certificate.(2)
4.7	Amended and Restated Registration Rights Agreement, dated as of August 10, 2000, by and among JetBlue Airways Corporation and the Stockholders named therein.(2)
4.8
Amendment No. 1, dated as of June 30, 2003, to Amended and Restated Registration Rights Agreement, dated as of August 10, 2000, by and among JetBlue Airways Corporation and the Stockholders named therein.(3)
4.9
Amendment No. 2, dated as of October 6, 2003, to Amended and Restated Registration Rights Agreement, dated as of August 10, 2000, as amended June 30, 2003, by and among JetBlue Airways Corporation and the Stockholders named therein.(4)
4.10
Amendment No. 3, dated as of October 4, 2004, to Amended and Restated Registration Rights Agreement, dated as of August 10, 2000, as amended June 30, 2003 and October 6, 2003, by and among JetBlue Airways Corporation and the Stockholders named therein.(5)
4.11	Stockholder Rights Agreement.(6)
4.12	Summary of Stockholder Rights Agreement.(2)
4.13	Indenture, dated as of July 15, 2003, between JetBlue Airways Corporation and Wilmington Trust Company, as Trustee, relating to the Company's 3 1/2% Convertible Notes due 2033.(7)
4.14	Registration Rights Agreement, dated as of July 15, 2003, among JetBlue Airways Corporation and Morgan Stanley & Co. Incorporated, Raymond James & Associates, Inc. and Blaylock & Partners, L.P.(7)
5.1	Opinion of Nixon Peabody LLP relating to Debt Securities, Preferred Stock and Common Stock.
5.2	Opinion of Vedder, Price, Kaufman & Kammholz, P.C. relating to Pass Through Certificates.
8.1	Tax Opinion of Vedder, Price, Kaufman & Kammholz, P.C. relating to Pass Through Certificates (included in Exhibit 5.2).
12.1	Computation of Ratio of Earnings to Fixed Charges.(8)
23.1	Consent of Nixon Peabody LLP (included in Exhibit 5.1).
23.2	Consent of Vedder, Price, Kaufman & Kammholz, P.C. (included in Exhibit 5.2).
23.3	Consent of Ernst & Young LLP.
24.1	Powers of Attorney (previously filed).

25.1	Statement of Eligibility of Trustee on Form T-1, as Trustee under the Indenture for Debt Securities.(1)
25.2	Statement of Eligibility of Trustee on Form T-1, as Pass Through Trustee under the Pass Through Trust Agreement.

(1)
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

(2)
Previously filed with the SEC as an exhibit to and incorporated herein by reference from our Registration Statement on Form S-1, filed on February 12, 2002, as amended March 19, 2002, April 1, 2002 and April 10, 2002, File No. 333-82576.

(3)
Previously filed with the SEC as an exhibit to and incorporated herein by reference from our Registration Statement on Form S-3, filed on July 3, 2003, as amended July 10, 2003, File No. 333-106781.

(4)
Previously filed with the SEC as an exhibit to and incorporated herein by reference from our Registration Statement on Form S-3, filed on October 7, 2003, as amended March 2, 2004, File No. 33-109546.

(5)
Previously filed with the SEC as an exhibit to and incorporated by reference from our Current Report on Form 8-K/A filed on October 8, 2004.

(6)
Previously filed with the SEC as an exhibit to and incorporated herein by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on February 18, 2003.

(7)
Previously filed with the SEC as an exhibit to and incorporated herein by reference from our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003.

(8)
Previously filed with the SEC as an exhibit to and incorporated herein by reference from (i) Exhibit 12.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on February 11, 2004, and (ii) Exhibit 12.1 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, filed on November 1, 2004.

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EXPLANATORY NOTE
TABLE OF CONTENTS
IMPORTANT NOTICE TO READERS
SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
RISK FACTORS
USE OF PROCEEDS
DIVIDEND POLICY
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF COMMON AND PREFERRED STOCK
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
TABLE OF CONTENTS
IMPORTANT NOTICE TO READERS
SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
REPORTS TO PASS THROUGH CERTIFICATEHOLDERS
PROSPECTUS SUMMARY
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
OUTLINE OF PASS THROUGH TRUST STRUCTURE
FLOW OF PAYMENTS
DESCRIPTION OF THE CERTIFICATES
DESCRIPTION OF THE EQUIPMENT NOTES
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX